Exhibit 10.1

INDUSTRIAL LEASE

(SINGLE TENANT)

BETWEEN

AQUA METALS RENO INC.

(Landlord)

AND

LINICO CORPORATION

(Tenant)

Premises:  2500 Peru Drive, McCarran, Nevada 89434

Date:  February 15, 2021

THIS LEASE DATED as of February 15, 2021

BY AND BETWEEN:

Aqua Metals Reno Inc., a Delaware corporation

(hereinafter called the “Landlord”)

- and -

Linico Corporation, a Nevada corporation

(hereinafter called the “Tenant”)

In consideration of the rents, covenants and agreements hereinafter reserved and contained the parties covenant and agree with each other as follows:

ARTICLE 1     - BASIC PROVISIONS

1.1	Basic Provisions

(a)	Landlord:	Aqua Metals Reno Inc., a Delaware corporation

	Address:	2500 Peru Drive, McCarran, Nevada 89434

(b)	Tenant:	Linico Corporation, a Nevada corporation

	Address:	2500 Peru Drive, McCarran, Nevada 89434

(c)	Guarantor:None.

(d)	Intentionally Omitted.

(e)

Premises:All of the Land, the Building and related improvements generally located at 2500 Peru Drive, McCarran, Nevada 89434, except for the Excluded Property, together with all appurtenances, rights, easements and rights of way incident thereto.

(f)	Term:Twenty-Four (24) months, beginning on April 1, 2021 (the “Commencement Date”) and ending on March 31, 2023 (the “Expiration Date”), unless sooner terminated in the manner set forth in this Lease.

(g)	Base Rent:

Lease Month	Monthly Base Rent
1 - 12	$68,000.00
13 - 18	$81,600.00
19 - 24	$100,640.00

(h)	Deposits:	(i) Pre-Paid Rent: None

(ii) Security Deposit: None

(i)	Permitted Use: The recycling of batteries, permitted storage, general office use and all other legal uses incidental thereto.

ARTICLE 2  - SPECIAL PROVISIONS

2.1	See attached Rider No. 1

ARTICLE 3     - STANDARD DEFINITIONS

3.1	Definitions

“Additional Rent” means any other amount payable by the Tenant under this Lease other than Base Rent.

“Affiliate” means any person or entity controlling, controlled by or under common control with the Tenant. For purposes hereof, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with” means, in the instance of a corporation or other entity, ownership or voting control, directly or indirectly, of more than fifty percent (50%) of all of the stock, limited liability company, general or other partnership (or similar) interests therein, and the possession of the power to direct or cause the direction of the management and policies of such corporation or other entity through the ownership of voting securities, by contract or otherwise.

“Alterations” means any additions, installations, repairs, alterations, replacements, or improvements made in or to the Premises.

“Anti-Corruption Laws” has the meaning set out in Section 16.18(c).

“Anti-Money Laundering Laws” has the meaning set out in Section 16.18(c).

“Applicable Laws” means all applicable statutes, laws, by‑laws, regulations, ordinances, orders and requirements of governmental or other public authorities having jurisdiction in force from time to time.

“Base Rent” means the amount described in Section 1.1(g).

“Basic Provisions” means the provisions set forth in Article 1 of this Lease.

“Building” means the building located on the Land consisting of approximately 136,000 square feet of rentable area, as shown on Exhibit “A” attached hereto.

“Building’s Structure’“ means the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams.

“Building’s Systems’“ means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems.

“Business Day” means a day other than a Saturday, Sunday, or day recognized by the Federal Government or the State of Nevada as a holiday.

“Business Taxes” means every tax and license fee which is levied, rated, charged or assessed against or in respect of any and every business carried on in the Premises or in respect of the use or occupancy thereof and every sub-tenant and licensee of the Tenant whether any such tax or license fee is charged by any federal, municipal, state, school or other body (excluding income or profit taxes upon the income of the Landlord).

“Change of Control” means, in the case of any corporation or partnership, the transfer or issue by sale, assignment, subscription, transmission on death, mortgage, charge, security interest, operation of law or otherwise, of any shares, voting rights or interest which would result in any change in the effective control of such corporation or partnership (and in the case of a partnership, includes a change in any of its partners), unless such change occurs as a result of trading in the shares of a public corporation listed on a recognized stock exchange in the United States.

“Commencement Date” means the date referred to in Section 1.1(f).

“Deposit” has the meaning set out in Section 1.2(b) of Rider No. 1.

“Drawings” has the meaning set out in Section 8.3.

“Environmental Audit” means an investigation or inspection of the Premises or other affected locations of the Premises by an environmental consultant designated by the Landlord together with such other tests, surveys and inquiries as such consultant deems advisable in the circumstances into the generation, use, transport, storage, disposal, handling, sale or manufacture of any Hazardous Substances in, on or about the Premises by the Tenant, those for whom the Tenant is in law responsible or any other person using or occupying the Premises, or into the condition or status of the Premises in relation to possible contamination by any Hazardous Substances. Any such Environmental Audit shall include the contractor’s written report delivered to the Landlord summarizing the nature and results of all inspections, investigations, tests, surveys and inquiries conducted by the consultant, and the consultant’s recommendations for any investigation, remedial or precautionary actions to be taken in relation to the presence of Hazardous Substances on the Premises.

“Environmental Laws” means collectively, all applicable federal, state and municipal laws, statutes, ordinances, by-laws and regulations and all orders, directives and decisions rendered by, and policies, guidelines and similar guidance of, any ministry, department or administrative or regulatory agencies, authority, tribunal or court, relating to the protection of the environment, human health and safety (including, without limitation, the Occupational Safety and Health Administration) or the use, treatment, storage, presence, disposal, packaging, recycling, handling, clean-up or other remediation or corrective action of or in respect of any Hazardous Substances.

“Event of Default” has the meaning set out in Section 13.1.

“Excluded Property” means the real property set forth on Exhibit “B” attached hereto.

“Expert” means any architect, engineer, land surveyor or other professional consultant from time to time selected jointly by the Landlord and the Tenant.

“Expiration Date” has the meaning set out in Section 1.1(f).

“Financial Institution” has the meaning set out in Section 16.18(a).

“Fiscal Year” means a calendar year.

“Force Majeure” means a strike, labor trouble, inability to get materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, acts of terrorism, act of God, the failure of any existing tenant or occupant to vacate the Premises or any other similar reason, that is not the fault of the party asserting it. Force Majeure does not include the inability to obtain funds or pay Rent or other monetary amounts.

“Guarantor” means the Person, if any, who has executed or agreed to execute a guaranty agreement in favor of the Landlord.

“Hazardous Substances” means any pollutant, contaminant, chemical, waste or deleterious substance (including, without limitation, and by way of example, solvent waste, liquid industrial waste, other industrial waste, toxic waste, hazardous waste and fungal contaminants) as defined in or pursuant to Environmental Laws.

“Insurance” means all costs incurred by Landlord for insurance, including but not limited to public liability, property damage, earthquake, flood, pollution, terrorism and property insurance for the full replacement costs of the Premises as required by Landlord or any Mortgagee.

“Landlord’s Work” has the meaning set forth in Section 4.1(c).

“Land” means the real property generally located at 2500 Peru Drive, McCarran, Nevada 89434, bearing Assessor’s Parcel Number 005-071-55, as they may be expanded, reduced or altered from time to time.

“Leasehold Improvements” means all items generally considered as leasehold improvements, including, without limitation, all alterations, fixtures, improvements, installations and additions in or serving the Premises made from time to time by or on behalf of the Tenant or any prior occupant of the Premises including, without limitation, doors, hardware, partitions (excluding free-standing partitions), lighting fixtures, window coverings and carpeting however affixed and whether or not moveable, but excluding trade fixtures and unattached furniture and equipment not of the nature of fixtures.

“Minor Alteration” has the meaning set out in Section 8.3.

“Mortgagee” means a creditor that holds all or part of the Premises as security, but a creditor, chargee or security holder of a tenant is not a Mortgagee.

“OFAC” has the meaning set out in Section 16.18(a).

“Operating Costs” means Insurance and Taxes.

“Person” means any person, firm, partnership, corporation or other legal entity, including any combination of them.

“Premises” means the property described and identified in Section 1.1(e).

“Pre-Paid Rent” means the sum of money set out in Section 1.1(h)(i).

“Prime Rate” means the rate of interest, per annum, from time to time publicly quoted by the Landlord’s preferred financial institution, as the reference rate of interest (commonly known as its “prime rate”) used by it to determine rates of interest chargeable on American dollar demand loans to its commercial customers.

“Professional Services Agreement” means that certain professional services agreement to be entered into between Landlord and Tenant pursuant to which Landlord will provide administrative, accounting, office support, laboratory support, drafting, electrical and engineering services to Tenant.

“Purchase Option” has the meaning set out in Section 1.1 of Rider No. 1.

“Rent” means the aggregate of Base Rent and Additional Rent.

“Representations and Warranties” has the meaning set out in Section 1.3 of Rider No. 1.

“Rules and Regulations” means the Rules and Regulations annexed hereto as Exhibit “C” together with any amendments, deletions and additions made by the Landlord from time to time pursuant to Section 16.7, all of which shall form part of this Lease.

“Sales Tax” means all goods and services tax, harmonized sales tax, value added tax, business transfer tax, sales tax, multi-stage sales tax, use tax, consumption tax, or other similar taxes imposed by any federal, state or municipal government upon the Landlord or Tenant in respect of this Lease, or the payments made by the Tenant hereunder or the goods and services provided by the Landlord hereunder including, without limitation, the rental of the Premises and the provision of administrative services to the Tenant hereunder, whether existing at the date of this Lease or hereafter imposed by any governmental authority.

“Security Deposit” means the sum of money set out in Section 1.1(h)(ii).

“Stipulated Rate” means the rate of interest per annum that is three percentage (3%) points more than the Prime Rate.

“Taxes” means all real property taxes (including local improvement taxes), personal property taxes, gross receipts taxes, duties, assessments, impositions and levies of every kind and nature whatsoever whether ordinary or extraordinary, general or special, foreseen or unforeseen, that are now or hereafter levied, rated, charged or assessed by any authority (whether municipal, parliamentary, school or otherwise) against or in respect of the Premises, or any part or parts thereof, and every other tax, charge, rate assessment or payment which may become a charge upon or levied or collected upon or in respect of the Premises, or any parts thereof, and all taxes payable by the Landlord which are imposed in lieu of or in addition to any such real property taxes, personal property taxes and any taxes levied or assessed against the Landlord on account of its ownership of the Premises (excluding income or profit taxes upon the income of the Landlord to the extent such taxes are not levied in lieu of real property taxes levied or assessed against the Premises or upon the Landlord in respect thereof).

“Tenant Related Party” has the meaning set out in Section 16.18(a).

“Term” means the period of time as described in Section 1.1(f).

“Transfer” means all or any of the following, whether by conveyance, written agreement or otherwise: (i) an assignment of this Lease in whole or in part; (ii) a sublease of all or any part of the Premises; (iii) the sharing or transfer of any right of use or occupancy of all or any part of the Premises; (iv) any mortgage, charge or encumbrance of this Lease or the Premises or any part of the Premises or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligation; and (v) a Change of Control, and includes any transaction or occurrence whatsoever (including, but not limited to, expropriation, receivership proceedings, seizure by legal process and transfer by operation of law), which has changed or might change the identity of the Person having use or occupancy of any part of the Premises. “Transferor” or “Transferee” have corresponding meanings.

“U.S. Person” has the meaning set out in Section 16.18(a).

ARTICLE 4     - GRANT AND TERM

4.1	Term, Demise

(a)

The Landlord leases to the Tenant, and the Tenant leases from the Landlord, the Premises, to have and to hold for the Term, unless sooner terminated by the Landlord pursuant to this Lease. Except with respect to the Landlord’s Work and subject to the provisions of Section 4.6 hereof, the Tenant shall accept the Premises including, without limitation, shipping doors and dock levellers (if any) “AS IS, WHERE IS, WITH ALL FAULTS” in its state and condition existing at the Commencement Date. Notwithstanding the foregoing, the Landlord represents and warrants to Tenant as of the Commencement Date that, to Landlord’s actual knowledge, the Premises is in material compliance with all Applicable Laws.

(b)

Notwithstanding anything to the contrary, if the Landlord is unable to cleaned to the standards per section 4.6 and repair fire damaged (the “Fire Damaged Portion”) area or deliver vacant possession of the Premises to the Tenant for any reason, including but not limited to Force Majeure or the holding over or retention of possession of any other tenant or occupant, or the lack of completion of any repairs, improvements or alterations required to be completed before the Tenant’s occupancy of the Premises, then (i) the Commencement Date shall be extended to correspond with the period of delay and the Expiration Date shall be extended by the same number of days; (ii) the validity of this Lease or the parties’ respective obligations hereunder shall not be affected; and (iii) the Landlord shall not be in default hereunder or be liable for damages therefor.

(c)

Landlord agrees to undertake the following work on the Premises at its sole cost and expense (collectively, the “Landlord’s Work”): (i) with respect to the portion of the Building, consisting of approximately 30,000 square feet, which is currently damaged by fire damage portion, clean such area by not later than July 31, 2021 and repair all damages to the Fire Damaged Portion of the Building by November 15, 2021; (ii) service and clean the ventilation systems and all filters of the non-Fire Damaged Portion of the Building by the Commencement Date; (iii) the testing and certification by the local fire department of the fire services advanced warning system and sprinkler system in the Fire Damaged Portion of the Building by November 15, 2021. Notwithstanding the foregoing, the deadlines set forth in clause (i) herein shall be extended on a day for day basis for each day of delay caused by the acts or omission of Tenant or its agents or employees. If the repairs in clause (i) herein are not complete by November 15, 2021 (as such date may be extended), then Tenant will be entitled to a prorated reduction in Rent equal to the portion of the Building not useable to the Tenant until such repairs are complete. Notwithstanding anything to the contrary, if, within ten (10) days after the completion date for the work set forth in clause (i) above, Tenant fails to notify Landlord that certain repairs have not been completed pursuant to Section 4.1(c)(i), then Tenant shall conclusively be deemed satisfied with the Building and the Building’s Structure and Building’s Systems, and Landlord shall have no further obligation or liability relating to such clause (i) above.

4.2	Quiet Enjoyment

If the Tenant pays the Rent and fully performs all its obligations under this Lease and there is no Event of Default, then the Tenant may hold and use the Premises without interference by the Landlord or any other person claiming through the Landlord subject to the provisions of this Lease and Applicable Law.

4.3	Excluded Property

Notwithstanding anything to the contrary contained in the Lease, Landlord reserves the right to enter and cross through the Premises, subject to providing the Tenant with (48) hours prior notification in areas determined by Landlord in its reasonable discretion, for the purpose of accessing and using the Excluded Property. The Landlord understands that the Tenant has sensitive intellectual property in its possession and will at all times comply with the Tenant’s confidentiality terms and conditions as defined in section 4.3.1.  In addition to the Excluded Property, Tenant shall permit Landlord to access and use the laboratory within the Building (“Lab”), as may be requested by Landlord from time to time; provided, however, that Landlord shall provide Tenant with advance notice of such use and any use thereof by Landlord shall not unreasonably interfere with the operations of Tenant. Landlord agrees to reimburse Tenant an amount equal to $1,000 per month (subject to adjustment) for all utility costs incurred by Tenant in connection with Landlord’s use of the Excluded Property and the Lab. Without limiting the rights of Landlord provided in this Lease, Landlord reserves the right to access the Premises at any time for the limited purpose of performing its obligations under the Professional Services Agreement.

4.3.1	With respect to the Tenant’s sensitive intellectual property, during the Term, the Landlord agrees to:

(a)	Not copy, provide access to, reproduce, translate, decompile, reverse-engineer, the Tenant’s products;

(b)

notify the Tenant in writing as soon as practicable after it becomes aware of any circumstance in which the Landlord may have had unauthorized access to the products, have caused damage to the products, or is asserting claims to any of the products;

(c)	not intentionally damage or interfere with the products; and

(d)	Tenant can adopt such reasonable policies rules and regulations as it deems necessary to protect it intellectual property.

4.4	Equipment Purchase

Landlord and Tenant agree to defined list of needed equipment and grants to Tenant first right of purchase. Tenant agrees to notify Landlord of intent to exercise the right to purchase within 10 days after notification from the Landlord of intent to sell.

4.5	Basic Provisions

The Basic Provisions shall form an integral part of this Lease as though they were set forth herein in full.

4.6	Landlord Obligation

Landlord shall use commercially reasonable efforts to obtain and deliver to Tenant a certification from a third-party certified firm certifying that the Premises are rendered free of personal exposure hazards as defined by the OSHA PEL standards and otherwise free of Hazardous Substances (the “No-Contamination Certification”). Prior to April 1, 2021 a third party will do a baseline assessment of current lead levels. A phase II environmental site assessment report has been ordered by a thirty-party environmental assessment group.  Landlord agrees that it shall provide such phase II environmental assessment to Tenant by not later than August 31, 2021 (the “Outside Certification Delivery Date”).  Notwithstanding the foregoing, the Outside Certification Delivery Date shall be extended on a day for day basis for each day of delay caused by the acts or omission of Tenant or its agents or employees. If the Landlord fails to deliver the No-Contamination Certification by the Outside Certification Delivery Date, then Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by delivering written notice thereof to Landlord within sixty (60) days following the Outside Certification Delivery Date; provided that Tenant shall not have the right to terminate this Lease if Landlord delivers the No-Contamination Certification prior to Tenant’s delivery of such termination notice.

ARTICLE 5 –     USE OF PREMISES

5.1	Use

The Tenant will, actively and continuously, operate its business in the whole of the Premises only for the use set out in Section 1.1(i) and for no other purpose, and shall comply with all Applicable Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. Except as expressly set forth in this Lease, the Landlord has made no representation or warranty to the Tenant concerning any aspect of the Premises and the Tenant is solely responsible for satisfying itself concerning the suitability of the Premises for their intended use by the Tenant, the applicable zoning and use restriction by-laws, and availability of permits.

5.2	Conduct of Business

In the conduct of the Tenant’s business, the Tenant will:

(a)	not allow or cause any act to occur in or about the Premises which, in the Landlord’s opinion, in any way cause damage to the Premises;

(b)

keep the Premises free of debris and other items that might attract rodents or vermin and free of anything of a dangerous, noxious or offensive nature or which could create a fire, environmental, health or other hazard (including any electromagnetic fields or other forms of radiation) or undue vibration, heat or noise, except as otherwise required for the operations of the business;

(c)

not cause or allow any overloading of the floors of the Premises or the bringing into or onto any part of the Premises of any articles or fixtures that by reason of their weight, use, energy consumption, water consumption or size might damage or endanger the Building’s Structure or any of the Building’s Systems; and

(d)

not cause or allow any act or thing which constitutes a nuisance or which constitutes a health hazard or which interferes with the operation of any Building’s Systems or with the computer equipment, telecommunication equipment or other technological equipment of the Landlord, any service providers and not carry on or permit to be carried on in or about the Premises any business or activity which shall be deemed by the Landlord, in its sole discretion, to be a nuisance. The Tenant covenants and agrees that it will not permit any noise, vibrations, smells or materials of any kind to escape from the Premises and covenants that its intended use will not breach this covenant.

5.3	Observance of Law

Except as expressly provided in this Lease, the Tenant shall, at its sole cost and expense, promptly observe and comply with all laws or requirements of all governmental authorities, including federal, state and municipal legislative enactments, by-laws and other regulations and all other authorities having jurisdiction, including fire insurance underwriters, now or hereafter in force which pertain to or affect the Premises, the Tenant’s use of the Premises or the conduct of any business in the Premises, or the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Premises. The Tenant shall carry out all modifications, alterations or changes of or to the Premises and the Tenant’s conduct of business in or use of the Premises which are required by any such authorities.

ARTICLE 6 –  RENT

6.1	Base Rent

The Tenant shall pay to the Landlord Base Rent in accordance with Section 1.1(g), by equal consecutive monthly installments in advance on the first day of each month; provided, however that the first monthly installment of Base Rent shall be payable contemporaneously with the execution of this Lease. The obligations of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. The Base Rent payable for any partial month shall be prorated on a daily basis based on a 30-day calendar month.

6.2	Additional Rent

The Tenant shall also pay throughout the Term, at the times and in the manner provided in this Lease, all Additional Rent which shall, except as otherwise provided in this Lease or as may be required by a third-party payee, be payable within ten (10) days of receipt by the Tenant of an invoice, statement or demand for it.

6.3	Payment of Rent - General

(a)

All payments required to be made by the Tenant pursuant to this Lease shall be paid when due, in lawful money of the United States, without prior demand and without any abatement, set‑off, compensation or deduction whatsoever, except as may be otherwise expressly provided herein, at the address of the Landlord set out in Section 1.1(a) or at such other address as the Landlord may designate from time to time in writing to the Tenant.

(b)

All payments required to be made by the Tenant pursuant to this Lease, except for Sales Tax, shall be deemed to be Rent and shall be payable and recoverable as Rent, and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Rent.

(c)

The Tenant shall pay to the Landlord all Sales Tax applicable from time to time, calculated and payable in accordance with Applicable Laws and the Tenant shall pay such amount at the earlier of: (i) the time provided for by Applicable Laws; and (ii) the time such Rent is required to be paid under this Lease. The amount payable by the Tenant on account of Sales Tax shall be deemed not to be Rent for the purpose of such calculation but in the event of a failure by the Tenant to pay any amount, the Landlord shall have the same rights and remedies as it has in the event of a failure by the Tenant to pay Rent.

(d)

At the Landlord’s request, the Tenant shall make all payments under this Lease by way of checks, wire, ACH, or automatic withdrawals and shall execute and deliver either concurrently with this Lease or from time to time within three (3) Business Days following request for it, such documentation as may be required by the Landlord and its bank in order to effect such payments.

(e)

If the Commencement Date is other than the first day of a full period in respect of which any item of Rent is calculated, or the Expiration Date is other than the last day of a full period, then unless otherwise provided in this Lease, the amount of such item of Rent payable in respect of the broken period shall be prorated based upon a period of three hundred and sixty-five (365) days (366 days for a leap year).

(f)

If the Tenant fails to pay Rent required to be paid hereunder within five (5) days following the due date, Tenant shall pay the Landlord an administrative fee equal to five percent (5%) of the past due Rent and the unpaid Rent shall bear interest at the Stipulated Rate from the due date to the actual date of payment.

6.4	Security Deposit

The Landlord acknowledges that no Security Deposit is currently required of the Tenant under this Lease.

6.5	Net Lease

This Lease is an absolutely net Lease to the Landlord. Except as otherwise expressly provided in this Lease: (i) the Landlord is not responsible for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, or the use, occupancy or contents of the Premises, or the business carried on therein, whether foreseen or unforeseen and whether or not within the contemplation of the parties at the commencement of the Term, and (ii) the Tenant will pay all costs, charges, expenses and outlays of any nature whatsoever relating to the Premises and as provided in this Lease.

6.6	Acceptance and Application of Rent

Any endorsement, statement, condition, direction or other communication on or accompanying any Rent payment shall not be binding on the Landlord and the acceptance of any such payment shall be without prejudice to the Landlord’s right to recover the balance of Rent then owing or to pursue any other remedy available to the Landlord. Any payment received by the Landlord may be applied towards amounts then outstanding under this Lease in such manner as the Landlord determines.

ARTICLE 7 –  TAXES, OPERATING COSTS AND UTILITIES

7.1	Operating Costs Paid Directly by Tenant

If the Landlord so directs following delivery of an invoice to Tenant and in lieu of the procedures set forth in Section 7.5 below, the Tenant shall pay all Operating Costs applicable to each Fiscal Year directly to the tax authorities or insurer, as applicable, as and when such costs become due.

7.2	Taxes Payable by Tenant

The Tenant shall pay as Additional Rent directly to the Landlord in each Fiscal Year, in the manner set out in Section 7.5.

7.3	Business Taxes and Other Taxes of Tenant

The Tenant shall promptly pay when due to the taxing authorities or to the Landlord, if it so directs, as Additional Rent, any taxes, rates, duties, levies and assessments whatsoever, whether municipal, state, federal or otherwise, separately levied, imposed or assessed against or in respect of the operations at, occupancy of, or conduct of business in or from the Premises by the Tenant or any other permitted occupant, including the Tenant’s Business Taxes, if levied in the state in which the Premises is situated. Whenever requested by the Landlord, the Tenant shall deliver to the Landlord copies of receipts for payment of all such taxes. The Tenant will indemnify and keep the Landlord indemnified from and against payment of any and all Business Taxes and any and all taxes and license fees which may in the future be levied in lieu of Business Taxes.

7.4	Assessment Appeals

The Tenant shall not appeal any governmental assessment or determination of the value of the Premises or any portion of the Premises whether or not the assessment or determination affects the amount of Taxes or other taxes, rates, duties, levies or assessments to be paid by the Tenant. The Landlord may contest any Taxes and appeal any assessments related thereto and may withdraw any such contest or appeal or may agree with the relevant authorities on any settlement in respect thereof. The Tenant will co-operate with the Landlord in respect of any such contest and appeal and shall provide to the Landlord such information and execute such documents as the Landlord requests to give full effect to the foregoing. All costs of any such contest and appeal by the Landlord shall be included in the Operating Costs.

7.5	Operating Costs

(a)

Subject to Section 7.1 above, the Tenant shall pay the Landlord’s reasonable estimate (based upon actual tax bills and premium invoices, as reasonably adjusted) of Operating Costs for each calendar year of the Term (the “Estimated Payment”) in advance, in monthly installments, commencing on the first (1st) day of the month following the month in which the Landlord notifies the Tenant of the amount it is to pay hereunder and continuing until the first (1st) day of the month following the month in which the Landlord notifies the Tenant of any revised Estimated Payment. The Landlord shall estimate from time to time the amount of the Operating Costs for each calendar year of the Term, make an adjustment to the Estimated Payment due for such calendar year and notify the Tenant of the revised Estimated Payment in writing. Within ten (10) days after the Tenant’s receipt of notice of such adjustment and the revised Estimated Payment, the Tenant shall pay the Landlord a fraction of such revised Estimated Payment for such calendar year (reduced by any amounts paid pursuant to the first sentence of this Section 7.5(a). Such fraction shall have as its numerator the number of months which have elapsed in such calendar year to the date of such payment, both months inclusive, and shall have twelve (12) as its denominator. All subsequent payments by the Tenant for such calendar year shall be based upon such adjustment and the revised Estimated Payment. In the event of any fractional calendar month, the Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Estimated Payment.

(b)

The Landlord shall deliver to the Tenant within a reasonable period of time after the end of each Fiscal Year a written statement or statements (the “Statement”) setting out the actual amount of Operating Costs, together with reasonable evidence thereof, and such other items of Additional Rent, together with reasonable evidence thereof, as the Landlord estimated in advance for such Fiscal Year. If the Operating Costs and other items of Additional Rent actually paid by the Tenant to the Landlord during such Fiscal Year differs from the amount of the Estimated Payment payable for such Fiscal Year, the Tenant shall pay such difference or the Landlord shall credit the Tenant’s account (as the case may be), without interest, within thirty (30) days after the date of delivery of the Statement. Failure of the Landlord to render any Statement shall not prejudice the Landlord’s right to render such Statement thereafter or with respect to any other Fiscal Year. The Landlord may render amended or corrected Statements.

7.6

The Tenant shall not claim a re-adjustment in respect of Operating Costs or any other items of Additional Rent estimated by the Landlord for any Fiscal Year except by written Notice given to the Landlord within sixty (60) days after delivery of the Statement for the Fiscal Year to which the claim relates, stating the particulars of the error in computation.

7.7	Utilities

(a)

The Tenant shall pay as the same becomes due respectively, all taxes and charges for public and private utilities, including water, gas, telephone, cable, trash, electrical power or energy, steam or hot water used upon or in respect of the Premises. All such taxes and charges shall be paid by Tenant directly to the utility provider. The Tenant shall enter into such contracts or other arrangements in connection with the utilities which the Landlord requests it to and will pay whatever deposits or other amounts which are payable under those contracts or other arrangements. No administration fee is payable for amounts billed directly to the Tenant by a supplier of utilities and paid by the Tenant directly to the supplier.

(b)

Landlord shall not be liable for any interruption or failure of utility service to the Premises, and such interruption or failure of utility service shall not be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder.

ARTICLE 8 –  MAINTENANCE AND ALTERATIONS BY TENANT

8.1	Maintenance of the Premises

The Tenant shall, at its sole cost, manage, maintain, operate and repair the Premises (including the Building’s Systems, but excluding the Building’s Structure) and all Leasehold Improvements, fixtures and equipment in good order and condition to the standards from time to time prevailing for similar industrial buildings in the area in which the Premises is located subject to reasonable wear and tear not inconsistent with such standard and with the exception only of those repairs which are expressly the obligation of the Landlord under this Lease and subject to Article 14. This obligation includes, but is not limited to, janitorial and re-painting at reasonable intervals, making repairs and replacements to plate glass, moldings, trimmings, locks, doors, hardware, partitions, walls, fixtures, electrical, mechanical and plumbing systems and equipment, lighting and plumbing fixtures, wiring, piping, ceilings and floors in the Premises, the roof, foundation and structure, parking areas and sidewalks, any fire detection or extinguisher equipment, and maintaining, repairing and replacing all operating equipment in the Premises. The Tenant’s obligations shall expressly not include all necessary repairs and replacements of the Building’s Structure, which shall be the sole responsibility of the Landlord. All such repairs and replacements shall be of first-class quality and sufficient for the proper maintenance and operation of the Premises. The Tenant shall keep and maintain the Premises and all sidewalks, vault space, parking areas and areas adjacent thereto, safe, secure and clean, specifically including, but not by way of limitation, snow and ice clearance, landscaping and removal of waste and refuse matter. The Tenant shall not permit anything to be done upon the Premises (and shall perform all maintenance and repairs thereto so as not) to invalidate, in whole or in part any warranties, or prevent the procurement of any insurance policies that may, at any time, be required under the provisions of this Lease. The Tenant shall not obstruct or permit the obstruction of any adjoining street or sidewalk. The Landlord shall have the right at all reasonable times and upon prior reasonable written or verbal notice, to examine the condition of the Premises and notify the Tenant of deficiencies and the Tenant shall make good any deficiencies for which it is responsible within fifteen (15) days from the date of such Notice or if the repairing of such deficiencies requires a longer period of time, then such time as is reasonably required so long as the work has begun within fifteen (15) days from the date of such Notice and such repairs have been completed within forty-five (45) days.

8.2	Heating, Ventilating and Air-Conditioning; Sprinklers

The Tenant shall, at its expense, assume the sole responsibility for the condition, repair, operation, maintenance and replacement of any and all evaporative cooling, heating, ventilating and air-conditioning equipment and sprinkler systems serving the Premises. The Tenant will comply with the Rules and Regulations of the Landlord pertaining to the operation and regulation of such equipment. The Tenant shall enter into a maintenance contract or contracts, in form and substance and with a firm reasonably satisfactory to the Landlord and with the Landlord’s prior consent, for the maintenance and regular repair of the mechanical systems, including but not limited to the heating, ventilation and air-conditioning systems, including exhaust fans, fire alarm, fire detection and sprinkler systems and backflow testing for the plumbing systems (the “Maintenance Contracts”).  Said maintenance contract(s) shall provide, at a minimum, for quarterly inspections, service and cleaning of said units and systems. The Tenant’s maintenance obligation shall specifically include such adjustments and servicing as each such inspection discloses to be required, and all repairs, testing and servicing as shall be necessary or reasonably required by the Landlord or the Landlord’s insurance underwriter.  If replacement of equipment, fixtures, units, systems and appurtenances thereto are necessary, the Tenant shall replace the same with equipment, fixtures, units, systems and appurtenances of the same or greater quality, and repair all damage done in or by such replacement.  Prior to the Commencement Date, and thereafter as requested by the Landlord, the Tenant shall provide the Landlord with a current copy of all Maintenance Contracts and the scope of work to be performed thereunder for Landlord’s review and approval, which shall not be unreasonably withheld, conditioned or delayed.  The Tenant shall provide the Landlord with prior written notice of any required replacements and material repairs together with a detailed description of the scope of work in connection therewith for the Landlord’s review and approval, which shall not be unreasonably withheld, conditioned or delayed.

8.3	Alterations

The Tenant shall not undertake to perform or install any Alterations to the Premises without the Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, the Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Minor Alteration”): (i) costs less than $100,000 in any one instance; (ii) will not affect the Building’s Systems or the Building’s Structure; and (iii) does not require any type of permit from the applicable governmental agency(ies).  The Tenant’s request for such consent shall be in writing and accompanied by an adequate description of the contemplated work, and where appropriate, professionally prepared working drawings, plans and specifications (the “Drawings”) therefor.  All Alterations shall be conducted as follows, with Landlords consent not unreasonably withheld:

(a)	in a good and workmanlike manner by contractors approved by the Landlord in advance;

(b)

in accordance with: (i) Drawings approved by the Landlord prior to the commencement of any of the Alterations; (ii) the Landlord’s design criteria manual for the Premises; (iii) any conditions, regulations, procedures or rules imposed by the Landlord and in compliance with all Applicable Laws. The Landlord, at Tenant’s expense, may elect to retain architects, environmental consultants and engineers to review such Drawings for the purpose of approving the proposed Alterations (it being understood that notwithstanding such approval, the Landlord shall have no responsibility with respect to the adequacy of such Drawings);

(c)

it is understood and agreed that the Landlord may condition its consent in its sole discretion if any work to be performed by the Tenant may affect the roof, exterior aesthetics, the Building’s Structure, or the Building’s Systems, and any such work, if approved by the Landlord, shall be performed by contractors designated or approved by the Landlord;

(d)	so as not to disturb, aggravate or add to the Premises any Hazardous Substances designated as such under applicable Environmental Laws;

(e)	the Tenant shall be responsible for obtaining all necessary permits and licenses, including close-out documents, from governmental authorities with respect to the Alterations;

(f)

the Tenant shall provide, prior to the commencement of Alterations, evidence of required workers’ compensation coverage and proof of owners’ and contractors’ protective liability insurance coverage, with the Landlord, any property manager and any Mortgagee as required by the Landlord, to be named as additional insureds, in amounts, with insurers, and in a form reasonably satisfactory to the Landlord, which shall remain in effect during the entire period in which the Alterations will be carried out. In addition, if reasonably requested by the Landlord, the Tenant shall provide proof of performance and payment bonds being in place;

(g)	the Tenant shall utilize licensed contractors and subcontractors for any Alteration, subject to the Landlord’s approval prior to commencement of the Alterations;

(h)	all work shall be subject to inspection by and the reasonable supervision of the Landlord;

(i)

the Tenant shall ensure that all cabling installed in the Premises in connection with the Tenant’s business in or use of the Premises is appropriately labeled.  For greater certainty, installation of flammable cabling shall be strictly prohibited;

(j)

within thirty (30) days after completion of the Alterations, the Tenant shall provide the Landlord with “as-built” plans (which shall not be required for Minor Alterations) completion affidavits, full and final waivers of liens, receipts and bills covering all labor and materials;

(k)

if the Tenant fails to observe any of the requirements of this Article, the Landlord may require that construction stop and the Tenant shall, within fifteen (15) days or such longer period as is reasonably required in the circumstances to satisfy all requirements of this Article provided the Tenant is proceeding diligently, failing which, at the Landlord’s option, that the Premises be restored to their prior condition or the Landlord may do so and the Tenant shall pay the Landlord’s costs, as Additional Rent, plus the Landlord’s five percent (5%) administration fee; and

(l)

prior to commencing any Alterations, (i) Tenant shall comply with N.R.S. Sections 108.2403 and 108.2407 by either (1) obtaining a payment and completion bond as required therein in an amount equal to one and one-half (1.5) times the aggregate contract price for the Alterations or (2) establishing a construction disbursement account as required therein and funding the account with an amount equal to the aggregate contract price for the Alterations; (ii) providing evidence of such compliance to Landlord; (iii) Tenant shall cause all contractors and subcontractors performing work to the Premises to procure and maintain insurance coverage naming Landlord and any other parties designated by Landlord as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require; and (iv) Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to Applicable Laws.

The Tenant shall pay: (A) all reasonable out-of-pocket costs incurred by the Landlord or its representatives or consultants in connection with (i) the Landlord’s review of the Tenant’s plans and specifications, and (ii) the Landlord’s supervision of the Alterations, and (B) all costs related to loading the Tenant’s “as-built” drawings into the Landlord’s plan management database (the “Additional Charges”). If the Tenant elects to use the Landlord’s project manager or construction manager (the “PM”) as its project manager for the Alterations, the Tenant shall pay, in addition to the Additional Charges, a coordination fee to the PM in an amount of five percent (5%) of the cost of the subject Alteration. The Tenant shall ensure that there are no liens registered or claimed with respect to any part of the Alterations.

Notwithstanding anything herein contained, no Alteration to the Premises shall be permitted which may adversely affect the condition or operation of the Premises or diminish the value thereof.

Landlord’s consent to or approval of any Alteration (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all Applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

8.4	Mechanic’s Liens

All work performed, materials furnished, or obligations incurred by or at the request of Tenant shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either  pay the amount of the lien and cause the lien to be released of record, or  diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work.

8.5	Indemnity

Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by Tenant to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant with respect to the Premises. This indemnity provision shall survive termination or expiration of this Lease.

8.6	Removal of Leasehold Improvements and Restoration of Premises

All Leasehold Improvements shall immediately upon their placement become the Landlord’s property without compensation to the Tenant. Except as otherwise agreed by the Landlord in writing, no Leasehold Improvements or trade fixtures shall be removed from the Premises by the Tenant either during or at the expiration or earlier termination of the Term except that:

(a)	the Tenant may, during the Term, in the usual course of its business, remove its trade fixtures, provided that the Tenant is not in default under this Lease; and

(b)

the Tenant shall, prior to the expiration of the Term or earlier termination of this Lease, at its sole cost: (i) remove all of its personal property, furniture, equipment and trade fixtures; and (ii) remove wiring, cables, related devices and equipment in the Premises and those Alterations of which the Landlord notifies the Tenant at the time of the Landlord’s approval of such Alterations or upon the Landlord’s receipt of written notice from the Tenant of same and restore the Premises to the then current base building standard of the Premises, all as the Landlord shall require in writing, failing which, the Landlord may, at its option, remove the same at the Tenant’s expense plus the Landlord’s five percent (5%) administration fee.

The Tenant shall at its own expense repair any damage caused to the Premises by the Leasehold Improvements, trade fixtures or wiring, cables and related devices and equipment and/or such removal and restoration and shall leave the Premises in a clean, broom swept condition, free of all rubbish and debris. If the Tenant does not remove its trade fixtures, or wiring, cables and related equipment prior to the expiration or earlier termination of the Term, such trade fixtures or wiring, cables and related devices and equipment shall, at the option of the Landlord, be deemed abandoned and become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable and the Tenant shall pay to the Landlord on demand all costs incurred by the Landlord in connection therewith, plus the Landlord’s five percent (5%) administration fee. If the Tenant fails to complete any work referred to in this Section 8.6 within the period specified, the Tenant shall pay compensation to the Landlord for damages suffered by the Landlord for loss of use of the Premises, which damages shall not be less than one hundred fifty percent (150%) of the per diem Rent payable during the last month preceding the expiration or earlier termination of the Term. At the expiration or earlier termination of this Lease, the Tenant will also deliver all keys and security cards for the Premises to the Landlord.

8.7	Signs and Advertising

(a)

The Tenant may, at its sole expense, erect and maintain identification signage on the exterior of the Premises of a type and in a location approved in writing by the Landlord, which approval shall not be unreasonably withheld, condition or delayed, subject to compliance with all governmental authorities, Applicable Law and the Landlord’s sign policy for the Premises. At the Landlord’s option, the Landlord may, at the Tenant’s sole expense, cause its sign company to create an appropriate sign to the reasonable specifications of the Tenant. Any such sign shall remain the property of the Tenant and shall be maintained by the Tenant at its sole cost and expense, and the Tenant shall pay for any electricity consumed by such sign. If the electricity consumption for any of the Tenant’s signs is not separately metered, the Tenant shall pay, as Additional Rent, the cost of such electricity. At the expiration or earlier termination of this Lease, the Tenant will remove any such sign from the Premises at its sole expense and will promptly repair all damage caused by its installation or removal. All costs of design, manufacture, installation, maintenance, repair, replacement, insurance and removal, and all costs of obtaining approvals and satisfying requirements of all authorities having jurisdiction, of all Tenant signage shall be solely borne by the Tenant and payable as Additional Rent.

(b)

If any sign, advertisement or notice shall be inscribed, painted or affixed by the Tenant on or to any part of the Premises whatsoever which is not in compliance with the terms of this Lease, then the Landlord shall have the right to remove any such sign, advertisement or notice, at the Tenant’s sole expense, payable as Additional Rent, plus the Landlord’s five percent (5%) administration fee.

(c)	The Tenant’s insurance and indemnification requirements under this Lease shall apply to and include all Tenant signage located within or upon the Premises.

ARTICLE 9 - CONTROL BY LANDLORD

9.1	Control by the Landlord

(a)

The Landlord will have, among its other rights, the right to: (i) temporarily obstruct parts of the Premises for necessary maintenance, repair or construction that is the responsibility of the Landlord under this Lease, provided that such obstruction is unavoidable; and (ii) perform any act as, in the use of good business judgment, the Landlord determines to be advisable in connection with the performance of its obligations under this Lease. In the exercise of its rights under Section 9.1(a), the Landlord shall use commercially reasonable efforts to minimize disruption of the Tenant’s access to the Premises and interference with the business operations of the Tenant in the Premises all to the extent reasonably possible in the circumstances.

(b)

Despite anything to the contrary in this Lease, subject to the express provisions of this Lease, the Landlord shall not be in breach of its covenant for quiet enjoyment or liable for any loss, costs or damages, whether direct or indirect, incurred by the Tenant and the Tenant shall not be entitled to a Rent reduction as a result of the Landlord’s exercise of its rights under Section 9.1(a).

9.2	Access by Landlord

The Tenant shall permit the Landlord, its agents and others authorized by it, to enter the Premises to inspect, to provide services or to make repairs, replacements, changes or alterations as set out in this Lease, to take such steps as the Landlord may deem necessary for the safety, improvement, alteration or preservation of the Premises and to show the Premises to Mortgagees, prospective Mortgagees, purchasers and prospective purchasers and to prospective tenants. The Landlord shall whenever possible give reasonable written or verbal Notice to the Tenant prior to such entry (other than in the case of an emergency when no Notice is required), but no such entry shall constitute a re‑entry by the Landlord or an eviction or entitle the Tenant to any abatement of Rent. In the exercise of its rights under this Section 9.2, the Landlord shall use commercially reasonable efforts to minimize interference with the business operations of the Tenant in the Premises to the extent reasonably possible in the circumstances, subject to terms in section 4.3.1 of this lease agreement.

ARTICLE 10  - DAMAGE AND DESTRUCTION AND CONDEMNATION

10.1	Damage to Premises

If all or any part of the Premises is rendered untenantable or completely inaccessible by damage from fire or other casualty (collectively, the “Damage”) in connection with which the Landlord is insured in relation to the Premises, then:

(a)

if in the reasonable opinion of the Expert, the Damage can be substantially repaired within one hundred eighty (180) days from the date of such casualty (employing normal construction methods without overtime or other premium), the Landlord shall forthwith repair such Damage to the extent of the Landlord’s obligations under this Lease but excluding Damage to Leasehold Improvements and any other property that is not the responsibility of or is not owned by the Landlord which shall be the responsibility of the Tenant to repair; or

(b)

if in the reasonable opinion of the Expert, the Damage cannot be substantially repaired within one hundred eighty (180) days from the date of such casualty (employing normal construction methods without overtime or other premium), then the Landlord may elect to terminate this Lease as of the date of such casualty by written Notice delivered to the Tenant not more than twenty (20) days after receipt of the Expert’s opinion, failing which the Landlord shall forthwith repair such Damage as set out in Section 10.1(a), provided that no such termination shall in any manner terminate or otherwise affect the Purchase Option (which shall continue in force through the original Term as if the Lease remained in effect), except that upon exercise of the Purchase Option all insurance proceeds actually received by Landlord with respect to insurance policies covering the Premises shall be delivered and assigned to Tenant.

Abatement

If the Landlord is required to repair Damage to the Premises under Section 10.1, the Rent payable by the Tenant shall be proportionately reduced to the extent that the Premises are rendered untenantable or inaccessible, from the date of the casualty until substantial completion by the Landlord of its repairs as described in 10.1 above. Notwithstanding the foregoing, if the Damage is due to the fault or neglect of Tenant or its employees, agents, or invitees, or if the Tenant continues to utilize the Premises there shall be no abatement of Rent. The Tenant shall effect its own repairs as soon as possible after completion of the Landlord’s repairs. Furthermore, notwithstanding anything to the contrary set forth herein, there shall be no abatement or reduction of Rent where the Landlord’s repairs to the Premises take less than fifteen (15) days to complete after the Damage occurs.

10.2	Termination Rights

Notwithstanding anything else contained in this Lease, if: (a) the Premises is partially destroyed or damaged so as to affect twenty-five percent (25%) or more of the rentable area of the Building; or (b) in the reasonable opinion of the Expert, the Premises is unsafe or access or services are affected and, in either case, cannot be substantially repaired under Applicable Laws within one hundred eighty (180) days from the date of such Damage (employing normal construction methods without overtime or other premium); or (c) the proceeds of insurance are insufficient to pay for the costs of repair or rebuilding or are not payable to or received by the Landlord; or (d) Damage or destruction is caused by an occurrence against which the Landlord is not insured or beyond the extent to which the Landlord is required to insure under this Lease; or (e) any Mortgagee(s) or other Person entitled to the insurance proceeds shall not consent to the repair and rebuilding, then the Landlord may terminate this Lease by giving to the Tenant written Notice of such termination within sixty (60) days of the Damage or destruction, in which event the Term shall cease and be at an end as of the date of such Damage or destruction and the Rent and all other payments for which the Tenant is liable under the provisions of this Lease shall be apportioned and paid in full to the date of termination (subject to any abatement under Section 10.2); provided, however, that nothing contained herein shall limit Tenant’s liability in the event that the casualty event is due to the fault or neglect of Tenant or its employees, agents, or invitees, and further provided that no such termination shall in any manner terminate or otherwise affect the Purchase Option (which shall continue in force through the original Term as if the Lease remained in effect), except that upon exercise of the Purchase Option all insurance proceeds actually received by Landlord with respect to insurance policies covering the Premises shall be delivered and assigned to Tenant.

10.3	Landlord’s Rights on Rebuilding

In the event of Damage to the Premises and if this Lease is not terminated in accordance with Sections 10.1 or 10.3, the Landlord shall forthwith repair any damage to the Premises, but only to the extent of the Landlord’s obligations under the provisions of this Lease, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the casualty in question. In repairing or rebuilding the Premises or the Premises, if it is not practical or desirable to repair or rebuild the Premises in the same manner as they existed previously, the Landlord may use drawings, designs, plans and specifications other than those used in the original construction and may alter or relocate the Building and may alter or relocate the Premises, provided that the Premises as repaired or rebuilt is of a similar standard and the Premises as altered or relocated shall be of approximately the same size as the Premises.

10.4	Condemnation

If the whole or any part of the Premises shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, or if the Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, the Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. The Tenant shall not because of such taking assert any claim against the Landlord or the authority for any compensation because of such taking and the Landlord shall be entitled to the entire award or payment in connection therewith, except that the Tenant shall have the right to file any separate claim available to the Tenant for any taking of the Tenant’s removable property and for moving expenses, so long as such claims (a) do not diminish the award available to the Landlord, and (b) are payable separately to the Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Notwithstanding anything to the contrary contained in this Section 10.5, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. The Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, provided, however, that Landlord shall be required to reimburse the Deposit to Tenant and Landlord shall be entitled to claim proceeds of condemnation directly from the condemning authority for such reimbursement.

ARTICLE 11 - ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS

11.1	Transfers

The Tenant shall not enter into, consent to, or permit any Transfer without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. The Tenant shall pay to the Landlord all of its reasonable out-of-pocket expenses incurred (including, without limitation, legal fees) in respect of the proposed Transfer. Notwithstanding any statutory provision to the contrary, it shall not be considered unreasonable for the Landlord to withhold its consent if, without limiting any other factors or circumstances which the Landlord may reasonably take into account:

(a)	an Event of Default hereunder has occurred or is then in existence;

(b)	the proposed Transfer is contrary to any covenants or restrictions granted by the Landlord to the Mortgagee;

(c)	in the Landlord’s reasonable opinion:

(i)	either the financial background or the business history of the proposed Transferee is not satisfactory;

(ii)	the Transferee is not a party of financial worth or financial stability in light of the responsibilities involved under the Lease on the date consent is requested; or

(iii)

the Transferee does not intend to operate the Premises pursuant to the provisions of Section 5.1 hereof or the Transferee’s proposed use of the Premises presents an unacceptable risk of contamination of the Premises by Hazardous Substances.

(d)

the proposed Transfer is to: (i) a government, quasi-government or public agency, service or office; or (ii) the Landlord does not receive sufficient information from the Tenant or the Transferee to enable it to reasonably make a determination concerning the matters set out above.

Any consent by the Landlord to a Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer.

11.2	Intentionally Deleted.

11.3	Conditions of Transfer

The following terms and conditions apply in respect of a Transfer:

(a)

the Tenant and the Transferee shall execute, prior to the Transfer being made, an agreement with the Landlord in the Landlord’s form including the Transferee’s covenant to be bound by all of the provisions of this Lease;

(b)

notwithstanding any Transfer, the Tenant shall remain liable under this Lease and shall not be released from performing any of the provisions of this Lease. The Tenant’s liability shall continue notwithstanding any amendment of this Lease throughout the Term and any exercise of any renewal or extension of the Term provided for herein and notwithstanding that the Landlord may collect Rent from the Transferee;

(c)

if the base rent and additional rent (net of reasonable out-of-pocket costs for commissions, for cash allowances and for Alterations required by and made for the Transferee by the Tenant; amortized on a straight line basis over the term of the Transfer) to be paid by the Transferee under such Transfer exceeds the Base Rent and Additional Rent payable by the Tenant hereunder, the amount of such excess shall be paid by the Tenant to the Landlord. If the Tenant receives from any Transferee, either directly or indirectly, any consideration other than base rent or additional rent for such Transfer, either in the form of cash, goods or services, the Tenant shall immediately pay to the Landlord an amount equivalent to such consideration; and

(d)

that all the subtenant’s right and interest in and to the Premises absolutely terminates upon the termination, surrender, release, disclaimer or merger of this Lease notwithstanding any contrary statutory right or rule of law.

11.4	Corporate Records

Upon the Landlord’s request, the Tenant shall: (a) deliver a certificate by one of its senior officers setting forth the details of its corporate and capital structure; and (b) make available to the Landlord or its representatives all of its corporate or partnership records, as the case may be, for inspection at all reasonable times, in order to ascertain whether any Change of Control has occurred.

11.5	No Advertising

The Tenant shall not advertise that the whole or any part of the Premises are available for a Transfer and shall not permit any broker or other Person to do so unless the text and format of such advertisement is approved in writing by the Landlord. No such advertisement shall contain any reference to the rental rate of the Premises.

11.6	No Sales or Dispositions by Landlord during the Term

During the Term, the Landlord shall not have the right to sell, transfer, lease, license, charge or otherwise dispose of all or any part of its interest in the Premises or any interest of the Landlord in this Lease.

ARTICLE 12 –  DEFAULT

12.1	Subordination and Attornment

This Lease and the rights of the Tenant in this Lease are automatically superior to every future mortgage, charge, trust deed, financing, refinancing or collateral financing against the Premises and any renewals or extensions of or advances under them (collectively “Encumbrances”). Landlord represents that the Premises are not currently subject to any Encumbrances other than permitted lien with Industrial Logistical Services which will paid off before closing under the Purchase Option and agrees that it shall not voluntarily encumber the Premises with any Encumbrance at any time during the Term hereof and for so long as the Purchase Option is valid. If the Tenant exercises the Purchase Option, then title to the Premises shall be delivered to Tenant on the Closing Date free and clear of any deeds of trust, mortgages or other monetary encumbrances voluntarily created by Landlord.

The Landlord will execute and deliver to Tenant a recordable Memorandum of this Lease and of the Purchase Option, in the form of Exhibit “D” hereto, which Tenant may record against the Premises.

12.2	Estoppel Certificate

Within ten (10) days after a request by the Landlord, the Tenant will sign and deliver to the Landlord or to any Person with or proposing to take an interest in all or part of the Premises a certificate stating that this Lease is in full force and effect, any modification to this Lease, the commencement and expiration dates of this Lease, the date to which Rent has been paid, the amount of any Pre-Paid Rent or Security Deposit, whether there is any existing default and the particulars thereof and any other information reasonably required by the Landlord or the Person requesting the certificate including, without limitation, details with reasonable particularity respecting the financial status, credit standing and corporate organization of the Tenant, including current financial statements.

12.3	Attorney-in-Fact

The Tenant will execute and deliver whatever instruments and certificates are requested pursuant to Sections 12.1 and 12.2. If the Tenant has not executed whatever instruments and certificates it is required to execute within ten (10) days after the Landlord’s request, the Tenant irrevocably appoints the Landlord as the Tenant’s attorney in-fact with full power and authority to execute and deliver in the name of the Tenant, any of those instruments or certificates or, the Landlord, may, at its option, avail itself of all remedies under Article 13 without the requirement to provide further Notice and without incurring any liability.

ARTICLE 13 - DEFAULT

13.1	Event of Default

An “Event of Default”: means if and whenever:

(a)	any Rent is not paid within ten (10) Business Days after the notice date;

(b)	any of the Tenant’s obligations under this Lease is breached (other than a breach specified in Sections 13.1(a) and 13.1(c)), and:

(i)

the breach is not remedied within sixty (60) days after written Notice from the Landlord to the Tenant specifying particulars of the breach (or such shorter period as may be expressly provided in this Lease or Applicable Law), or

(ii)

if thirty (30) days is not a reasonable time to remedy the breach, the Tenant has not commenced diligently to remedy the breach within sixty (60) days after the written Notice or is not proceeding diligently to remedy the breach within a reasonable time.

(c)	any of the following events occurs:

(i)

the Tenant or a Person carrying on business in any part of the Premises, or a Guarantor becomes bankrupt or insolvent or avails itself of the benefit of any statute respecting insolvency or bankruptcy or makes any assignment or arrangement with its creditors;

(ii)

a receiver or manager is appointed for all or any part of the property of the Tenant or of another Person carrying on business in the Premises, or of a Guarantor or any of the Tenant’s assets are taken or seized under a writ of execution, assignment, charge or other security instrument;

(iii)	steps are taken for the dissolution, winding up or other termination of the Tenant’s or the Guarantor’s existence or for the liquidation of their respective assets;

(iv)

the Tenant or the Guarantor makes a bulk sale of assets regardless of where they are situated or moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Premises (other than in the normal course of its business);

(v)	the Premises are vacant or unoccupied for sixty (60) consecutive days or the Tenant abandons the Premises;

(vi)	the Tenant effects a Transfer that is not permitted under this Lease;

(vii)	Tenant has breached its obligations under Rider No. 1 of this Lease.

13.2	Remedies

If and whenever an Event of Default occurs, the Landlord shall have the following rights and remedies, exercisable immediately and without further Notice and at any time while the Event of Default continues:

(a)

to terminate this Lease and re-enter the Premises. The Landlord may remove all Persons and property from the Premises and store such property at the expense and risk of the Tenant or sell or dispose of such property in such manner as the Landlord sees fit without Notice to the Tenant. Notwithstanding any termination of this Lease, the Landlord shall be entitled to receive Rent up to the time of termination plus accelerated Rent as provided in this Lease and damages including, without limitation: (i) the loss of Rent suffered by reason of this Lease having been prematurely terminated; (ii) actual reasonable out-of-pocket costs of reclaiming, repairing and re-leasing the Premises; (iii) reasonable legal fees and related costs and expenses; and (iv) the worth at the time of award of the amount of any unpaid Rent which had been earned at the time of such termination; plus the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; plus the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided.

(b)

to enter the Premises as agent of the Tenant and to relet the Premises for whatever length of time and on such terms as the Landlord in its discretion may determine including, without limitation, the right to: (i) take possession of any property of the Tenant on the Premises; (ii) store such property at the expense and risk of the Tenant; (iii) sell or otherwise dispose of such property in such manner as the Landlord sees fit, subject to the pre-existing rights of Green Li-ion; and (iv) make alterations to the Premises to facilitate the reletting. The Landlord shall receive the rent and proceeds of sale as agent of the Tenant and shall apply the proceeds of any such sale or reletting first, to the payment of any expenses incurred by the Landlord with respect to any such reletting or sale and to which Landlord is entitled pursuant to the provisions set forth in Section 13.2(a) above, second, to the payment of any indebtedness of the Tenant to the Landlord other than Rent and third, to the payment of Rent in arrears, with the residue to be held by the Landlord and applied to payment of future Rent as it becomes due and payable. The Tenant shall remain liable for any deficiency to the Landlord;

(c)

to remedy or attempt to remedy the Event of Default for the account of the Tenant and to enter upon the Premises for such purposes. The Landlord shall not be liable to the Tenant for any loss, injury or damages caused by acts of the Landlord in remedying or attempting to remedy the Event of Default. The Tenant shall pay to the Landlord, on demand, all actual reasonable out-of-pocket expenses incurred by the Landlord in remedying the Event of Default, together with the Landlord’s five percent (5%) administration fee and interest at the Stipulated Rate from the date such expense was incurred by the Landlord;

(d)

to recover from the Tenant all actual out-of-pocket damages, costs and expenses incurred by the Landlord as a result of the Event of Default including any deficiency between those amounts which would have been payable by the Tenant for the portion of the Term following such termination and the net amounts actually received by the Landlord during such period of time with respect to the Premises;

(e)	to withhold or suspend payment of sums the Landlord would otherwise be obligated to pay to the Tenant under this Lease or any other agreement;

(f)

to require all future payments to be made by cashier’s check, money order or wire transfer after the first time any check is returned for insufficient funds, or the second time any sum due hereunder is more than ten (10) Business Days late; and

(g)	to apply any Security Deposit as permitted under this Lease.

(h)

The Tenant agrees that no Notice of an Event of Default or of a breach of any covenant or condition in this Lease will be considered void or ineffective as a result of a minor or technical inaccuracy or error.

13.3	Remedies Generally

Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises or the Landlord’s exercise of any other remedy either as provided herein or otherwise, shall not relieve the Tenant of its liabilities and obligations under this Lease, including, without limitation, the Tenant’s liability for the payment of Rent or any other damages the Landlord may incur by reason of the Tenant’s breach. In addition, the Tenant shall not be relieved of its liabilities under this Lease or be entitled to any damages hereunder based upon minor or immaterial errors in the exercise of the Landlord’s remedies. The remedies under this Lease are cumulative and may be exercised independently or in combination with others. No remedy is exclusive or dependent on any other remedy. The specifying or use of a remedy under this Lease does not limit rights to use other remedies available to the Landlord generally at law or in equity.

13.4	Mitigation of Damages

Upon termination of the Tenant’s right to possess the Premises, the Landlord shall, only to the extent required by Applicable Laws, use objectively reasonable efforts to mitigate damages by reletting the Premises. The Landlord shall not be deemed to have failed to do so if the Landlord refuses to lease the Premises to a prospective new tenant with respect to whom the Landlord would be entitled to withhold its consent pursuant to Section 11.1, or who (a) is an Affiliate, parent or subsidiary of the Tenant; (b) is not acceptable to any Mortgagee of the Landlord; (c) requires improvements to the Premises to be made at the Landlord’s expense; or (d) is unwilling to accept lease terms then proposed by the Landlord, including: (i) leasing for a shorter or longer term than remains under this Lease; (ii) re-configuring or combining the Premises with other space, (iii) taking all or only a part of the Premises; and/or (iv) changing the use of the Premises. Notwithstanding the Landlord’s duty to mitigate its damages as provided herein, the Landlord shall not be obligated (1) to give any priority to reletting the Tenant’s space in connection with its leasing of space in the Premises or any complex of which the Premises is a part, or (2) to accept below market rental rates for the Premises or any rate that would negatively impact the market rates for the Premises. To the extent that the Landlord is required by Applicable Laws to mitigate damages, the Tenant must plead and prove by clear and convincing evidence that the Landlord failed to so mitigate in accordance with the provisions of this Section 13.4, and that such failure resulted in an avoidable and quantifiable detriment to the Tenant.

13.5	Landlord Defaults and Tenant Remedies.

If Landlord fails in the performance of any of Landlord’s obligations under this Lease and such failure continues for 60 days after Landlord’s receipt of written notice thereof from Tenant (or an additional reasonable time after such receipt if (i) such failure cannot be cured within such 30 day period, and (ii) Landlord commences curing such failure within such 30 day period and thereafter diligently pursues the curing of such failure), then Tenant shall be entitled to exercise any remedies that Tenant may have at law or in equity.

ARTICLE 14 –  INSURANCE AND INDEMNITY

14.1	Tenant’s Insurance

(a)

The Tenant shall, throughout the period that the Tenant is given possession of the Premises and during the entire Term, at its sole cost and expense, take out and keep in full force and effect, the following insurance:

(i)

all‑risk property insurance (including but not limited to sprinkler leakage, flood, earthquake and collapse coverage) in an amount equal to the full replacement cost thereof upon property of every description and kind which is located within the Premises including, without limitation, Leasehold Improvements, tenant’s fixtures, the Tenant’s inventory, furniture and personal property provided that if there is a dispute as to the amount which comprises full replacement cost, the decision of the Landlord or any Mortgagee shall be conclusive;

(ii)	Intentionally Omitted.

(iii)

commercial general liability insurance, including property damage and bodily injury and personal injury liability, tenant’s legal liability, non-owned automobile liability, contractual liability, employers’ liability and owners’ and contractors’ protective insurance coverage with respect to the Premises and the Tenant’s use thereof, coverage to include the activities and operations conducted by the Tenant and any other person on the Premises, and by the Tenant and any other person performing work on behalf of the Tenant. Such policies shall be written on a comprehensive basis with inclusive limits of not less than Five Million Dollars ($5,000,000) per occurrence for bodily injury to any one or more persons, or property damage, and such higher limits as the Landlord, acting reasonably, or its Mortgagee requires from time to time, and shall contain a severability of interests clause and a cross-liability clause;

(iv)

if applicable, broad form comprehensive boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the full replacement cost of all Leasehold Improvements and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus located on or serving the Premises;

(v)

if applicable, standard owner’s form automobile policy providing third party liability insurance with Two Million Dollars ($2,000,000) inclusive limits, and accident benefits insurance covering all licensed vehicles owned or operated by or on behalf of the Tenant;

(vi)	worker’s compensation insurance in amounts required under Applicable Laws; and

(vii)	any other form of insurance which the Landlord, acting reasonably requires from time to time in form, in amounts and for risks against which a prudent tenant would insure.

(b)

All policies shall be taken out with insurers reasonably acceptable to the Landlord; shall be in a form satisfactory from time to time to the Landlord which form may include a reasonable deductible, the amount of which will be subject to the Landlord’s approval, which approval may not be unreasonably withheld, shall be non‑contributing with and shall apply only as primary and not as excess to any other insurance available to the Landlord or the Mortgagee, shall not be invalidated as respects the interests of the Mortgagee by reason of any breach or violation of any warranties, representations or conditions contained in the policies. All policies shall contain an undertaking by the insurers to notify the Landlord and the Mortgagee in writing not less than thirty (30) days prior to any material change, cancellation or termination thereof, and, in respect of Sections 14.1(a)(i), 14.1(a)(ii) and 14.1(a)(iv), contain a waiver of subrogation and incorporate a Mortgagee’s standard mortgage clause. The Landlord, its designated property manager and any Mortgagee shall be named as additional insured under Section 14.1(a)(iii) and as loss payee under Sections 14.1(a)(i) and 14.1(a)(iv).

(c)

Certificates of insurance issued by the Tenant’s broker or insurer will be delivered to the Landlord as soon as practicable after the placing of the required insurance and in any event at least ten (10) days prior to the effective date of coverage. Provided that no review or approval of any such insurance certificate by the Landlord shall derogate from or diminish the Landlord’s rights or the Tenant’s obligations contained in this Article.

(d)

If the Tenant fails to take out or keep in force any insurance referred to in this Section 14.1, or should any such insurance not be approved by either the Landlord or the Mortgagee and should the Tenant not commence to diligently rectify (and thereafter proceed to diligently rectify) the situation within twenty-four (24) hours after written Notice by the Landlord to the Tenant (stating, if the Landlord or the Mortgagee does not approve of such insurance, the reasons therefor), the Landlord has the right without assuming any obligation in connection therewith to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord on demand as Additional Rent without prejudice to any other rights and remedies of the Landlord under this Lease.

(e)

The Tenant agrees that in the event of damage or destruction to the Leasehold Improvements in the Premises covered by insurance pursuant to Sections 14.1(a)(i) and 14.1(a)(iv), the Tenant shall use the proceeds of such insurance for the purpose of repairing or restoring such Leasehold Improvements save and except if the Landlord has terminated this Lease and in which case the Tenant shall forthwith pay to the Landlord all of its insurance proceeds relating to the Leasehold Improvements in the Premises. In the event of damage to or destruction of the Premises entitling the Landlord to terminate this Lease pursuant to Sections 10.1 and 10.3, then if the Premises have also been damaged or destroyed and this Lease is terminated, the Tenant shall forthwith pay to the Landlord all of its insurance proceeds relating to the Leasehold Improvements in the Premises and if the Premises have not been damaged or destroyed, the Tenant shall upon demand deliver to the Landlord in accordance with the provisions of this Lease the Leasehold Improvements and the Premises.

14.2	Increase in Insurance Premiums

The Tenant shall not keep, use, sell or offer to sell in or upon the Premises any article which may be prohibited by any fire insurance policy in force from time to time covering the Premises. If:

(a)	the occupation of the Premises;

(b)	the conduct of business in the Premises; or

(c)	any act or omission of the Tenant in the Premises or any part thereof;

causes or results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Premises, the Tenant shall pay any such increase in premiums as Additional Rent forthwith upon demand by the Landlord. In determining whether increased premiums are caused by or result from the use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Premises showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. The Tenant shall comply promptly with all requirements of any insurer now or hereafter in effect pertaining to or affecting the Premises.

14.3	Cancellation of Insurance

If any insurance policy upon the Premises or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled or the coverage thereunder reduced in any way by the insurer by reason of the use or occupation of the Premises or any part thereof by the Tenant or by any assigns or sub‑tenant of the Tenant or any occupant of the Premises, or by anyone permitted by the Tenant to be upon the Premises, the Tenant shall remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within twenty-four (24) hours after written Notice thereof by the Landlord. In the event the Tenant fails to remedy as provided in this Section 14.3, the Landlord may, at its option, terminate this Lease forthwith by leaving upon the Premises Notice in writing and thereupon Rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such termination and the Tenant shall immediately deliver up possession of the Premises to the Landlord and the Landlord may re-enter and take possession of the same.

14.4	Loss or Damage

The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at or relating to the Premises, or damage to property of the Tenant or of others located on the Premises, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever, except to the extent any such death, injury, loss or damage which results from the gross negligence of the Landlord, its agents, servants or employees or other persons for whom it may be in law responsible and provided that in no event shall the Landlord be responsible for any loss, injury or damage contemplated by Section 14.7(b), or for any indirect or consequential damages sustained by the Tenant or others. Without limiting the generality of the foregoing, but subject to the exceptions to the limitation of the liability of the Landlord set out herein, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, dampness, falling plaster, falling ceiling tile, falling ceiling fixtures (including part or all of the ceiling T grid system) and diffuser coverings, or from steam, gas, electricity, water, rain, flood, snow or leaks from any rentable premises or the parking facilities or from the pipes, sprinklers, appliances, plumbing works, roof, windows or subsurface of any floor or ceiling of the Premises or from the street or any other place or by any other cause whatsoever. The Landlord shall not be liable for any such damage caused by other persons in the Premises or by occupants of adjacent property thereto, or the public, or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall indemnify the Landlord and save it harmless from any claims arising out of any damage to the same including, without limitation, any subrogation claims by the Tenant’s insurers.

14.5	Landlord’s Insurance

As a component of Operating Costs, the Landlord may, but shall have no obligation to, maintain the following insurance policies:

(a)	public liability and property damage insurance with respect to the Landlord’s operations in the Premises;

(b)

loss of rental income insurance, or loss of insurable gross profits commonly insured against by prudent landlords, including loss of all rentals receivable from Tenant in accordance with the provisions of this Lease, including base rent and additional rent; and

(c)	such other form or forms of insurance as the Landlord or the Mortgagee reasonably considers advisable.

Such insurance shall be in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a reasonably similar industrial building, having regard to size, age and location. Notwithstanding the Landlord’s covenant contained in this Section 14.5, and notwithstanding any contribution by the Tenant to the cost of insurance premiums provided herein, the Tenant acknowledges and agrees that no insurable interest is conferred upon the Tenant under any policies of insurance carried by the Landlord, and the Tenant has no right to receive any proceeds of any such insurance policies carried by the Landlord.

14.6	Indemnification of the Landlord

Notwithstanding any other provision of this Lease, the Tenant shall defend, indemnify and save harmless the Landlord and Landlord’s affiliates, members, managers, principals, partners, officers, directors, employees, lenders and agents from and against any loss (including loss of Base Rent and Additional Rent), claims, actions, damages, liability and expenses in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising out of this Lease, or any occurrence in, upon or at the Premises, or the occupancy or use by the Tenant of the Premises or any part thereof, or any other part of the Premises, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Premises by the Tenant. If the Landlord shall, without fault on its part, be made a party of any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation. Such indemnification in respect of any such breach, violation or non-performance, damage to property, injury or death to person or persons, occurring during the Term of this Lease, shall survive any expiration or earlier termination of this Lease and without limiting the generality of the foregoing, shall indemnify and hold the Landlord harmless from and against any claims arising herein. The Tenant shall also pay all costs, expenses and legal fees that may be incurred or paid by the Landlord in reasonably enforcing the terms, covenants and conditions in this Lease unless a court of law having jurisdiction shall decide otherwise.

14.7	Limitations of Liability

The Landlord shall not be liable to the Tenant in respect of any loss, injury or damage to property insured or required to be insured by the Tenant under Sections 14.1(a)(i), 14.1(a)(iii) and 14.1(a)(iv).

ARTICLE 15  - ENVIRONMENTAL MATTERS

15.1	Use of Hazardous Substances

The Tenant, its agents, contractors and those for whom the Tenant is in law responsible, shall not cause or permit any Hazardous Substances to be brought upon, created, formed, kept or used in or about the Premises except in strict compliance with all Environmental Laws. The Tenant shall further ensure that its employees are trained with respect to the identification, storage, and handling of all Hazardous Substances that are brought onto the Premises.

1 Given the environmental history of the Premises, we suggest that the Landlord obtain a Phase I (and, if necessary, a Phase II) on the Premises in order to establish an environmental snapshot of the property on the Commencement Date. Doing so will help determine who was the cause of any contamination.

15.2	List of Hazardous Substances

Prior to the Commencement Date, the Tenant will provide a list of all Hazardous Substances that the Tenant will use at the Premises for the Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. This list will be updated and submitted to the Landlord within fifteen (15) days of written request by the Landlord or its environmental consultant; however, this shall not relieve the Tenant from obtaining the Landlord’s prior written consent of any Hazardous Substances to be brought onto the Premises in accordance with Section 15.1.

15.3	Compliance with Environmental Laws

(a)

The Tenant shall at the Tenant’s own expense comply with all Environmental Laws and shall make, obtain and deliver all reports and studies as required by any governmental agency, authority or any Environmental Laws.

(b)

The Tenant shall, at its expense, monitor the Premises for the presence of Hazardous Substances or conditions which may reasonably give rise to Contamination (defined below) and promptly notify the Landlord if it suspects Contamination in the Premises. “Contamination” means the existence or any release or disposal of a Hazardous Substance or biological or organic contaminant, including any such contaminant which could adversely impact air quality, such as mold, fungi or other bacterial agents in, on, under, at or from the Premises which may result in any liability, fine, use restriction, cost recovery lien, remediation requirement, or other government or private party action or imposition affecting the Landlord or the Landlord’s officers, directors, managers, members, partners, shareholders, employees, agents, asset or property managers, or lenders. For purposes of this Lease, claims arising from Contamination shall include diminution in value, restrictions on use, adverse impact on leasing space, and all costs of site investigation, remediation, removal and restoration work, including response costs under CERCLA and similar statutes.

(c)

The Tenant authorizes the Landlord to make inquiries from time to time of any governmental agency or authority in order to determine the Tenant’s compliance with the Environmental Laws. The Tenant covenants and agrees that it will from time to time provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information.

(d)

The Tenant shall immediately advise the Landlord of any breach of any part of this Article or if any governmental agency or authority issues an order, notice, cancellation, amendment, charge, violation, ticket or other document concerning the release, investigation, clean up, remediation or abatement of any Hazardous Substances. The Tenant shall promptly notify in writing both the Landlord and the proper governmental authority of any discharge, release, leak, spill or escape into the environment of any Hazardous Substances at, to or from the Premises.

(e)

Upon request by the Landlord from time to time, the Tenant shall provide to the Landlord a certificate executed by a senior officer of the Tenant certifying ongoing compliance by the Tenant with its covenants contained herein.

(f)

Tenant shall be required to obtain a bond with the Nevada Division of Environmental Protection (“NDEP”), in an amount determined by NDEP, for activities conducted under the Tenant’s permits, and shall immediately provide evidence thereof to Landlord. Tenant shall maintain such bond in place for as long as is required NDEP and Applicable Law.

15.4	Inspection of Premises

The Landlord or its agents, employees, representatives or environmental consultant may inspect the Premises from time to time without Notice, in order to verify the Tenant’s compliance with the Environmental Law and the requirements of this Lease respecting Hazardous Substances. The Tenant shall pay as Additional Rent any reasonable out-of-pocket costs incurred by the Landlord in making such inspections or environmental assessments. If, further to such inspection, the Landlord determines acting reasonably, that an Environmental Audit is required, the Landlord and its agent shall be entitled to conduct an Environmental Audit immediately, and the Tenant shall provide access to the Landlord and its agent for the purpose of conducting an Environmental Audit. Such Environmental Audit shall be at the Tenant’s expense, and the Tenant shall, at its expense and subject to Section 15.5, forthwith remedy any problems identified by the Environmental Audit, and shall ensure that it complies with all of its covenants herein.

15.5	Clean Up or Removal

If the Landlord or any government authority shall require the clean up or removal of any Hazardous Substances held, created, formed, released, spilled, abandoned or placed upon the Premises or released into the environment by the Tenant in the course of the Tenant’s business or as a result of the Tenant’s use or occupancy of the Premises, then the Tenant shall, at its own expense, prepare and submit for approval all necessary studies, plans and proposals, shall provide all bonds and other security required by governmental authorities and shall forthwith carry out the work required. The Tenant shall keep the Landlord fully informed of the progress of the matter and shall provide to the Landlord full information with respect to proposed plans and comply with the Landlord’s reasonable requirements with respect to such plans. The Tenant further agrees that the Landlord may, at its option, elect to undertake such work or any part thereof at the cost and expense of the Tenant, plus the Landlord’s five percent (5%) administration fee.

15.6	Ownership of Hazardous Substances

If the Tenant creates or brings to the Premises any Hazardous Substances or if the conduct of the Tenant’s business shall cause there to be any Hazardous Substances at the Premises then, notwithstanding any rule of law to the contrary, such Hazardous Substances shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation to the Premises of the Hazardous Substances, and notwithstanding the expiration or earlier termination of this Lease.

15.7	Indemnity

(a)

The Tenant will defend and indemnify the Landlord and those for whom the Landlord is in law responsible and save them harmless from every loss, cost, claim, expense, fine, penalty, prosecution or alleged infraction which they, or any of them, suffer or suffers as a result of the Tenant’s breach of any of its obligations under this Article 15. In addition, the Tenant will pay to the Landlord, as Additional Rent, all costs incurred by the Landlord in doing any clean-up, restoration or other remedial work as a consequence of the Tenant’s failure to comply with any of its obligations under this Article 15, plus the Landlord’s five percent (5%) administration fee. The Tenant’s obligations under this Article 15 shall survive the expiration of the Term or earlier termination of this Lease.

(b)

The Landlord will defend and indemnify the Tenant and those for whom the Tenant is in law responsible and save them harmless from every loss, cost, claim, expense, fine, penalty, prosecution or alleged infraction which they, or any of them, suffer or suffers as a result of any Contamination in the Premises existing on the Commencement Date. The Landlord’s obligations under this Section 15.7(b) shall survive the expiration of the Term or earlier termination of this Lease.

ARTICLE 16 - GENERAL PROVISIONS

16.1	General Rules of Interpretation

(a)

Obligations as Covenants: Each obligation of the Landlord and the Tenant in this Lease shall be considered a covenant for all purposes. If the Tenant has failed to perform any of its obligations under this Lease, such obligations shall survive the expiration or other termination of this Lease.

(b)	Time: Time is of the essence of this Lease.

(c)

Number, Gender: The grammatical changes required to make the provisions of this Lease apply in the plural sense where the Tenant comprises more than one Person and to individuals (male or female), partnerships, corporations, trusts or trustees will be assumed as though in each case fully expressed.

(d)

Governing Law: This Lease shall be governed by and construed under the Applicable Laws of the jurisdiction in which the Premises is located and the parties attorn and submit to the jurisdiction of the courts of such jurisdiction.

(e)	Headings: The headings of the Articles and Sections are included for convenience only, and shall have no effect upon the construction or interpretation of this Lease.

(f)

Severability: Should any provision of this Lease be or become invalid, void, illegal or not enforceable, such provision shall be considered separate and severable from this Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.

16.2	Entire Agreement, Amendments, Waiver

This Lease contains the entire agreement between the parties with respect to the subject matter of this Lease and there are no other agreements, promises or understandings, oral or written, between the parties in respect of this subject matter. This Lease may be amended only by written agreement between the Landlord and the Tenant. No electronic communications between the parties will have the effect of amending this Lease. No provisions of this Lease shall be deemed to have been waived by the Landlord or the Tenant unless such waiver is in writing signed by such party. If either the Landlord or the Tenant excuses or condones any default by the other of any obligation under this Lease, no waiver of such obligation shall be implied in respect of any continuing or subsequent default. The Landlord’s receipt of Rent with knowledge of a breach shall not be deemed a waiver of any breach.

16.3	Successors

This Lease and everything herein contained shall extend to and bind the successors and assigns of the Landlord and the legal representatives, heirs, executors, administrators, successors and permitted assigns of the Tenant (as the case may be).

16.4	Holding Over

The Tenant has no right to remain in possession of the Premises after the end of the Term. If the Tenant remains in possession of the Premises after the end of the Term with the written consent of the Landlord but without entering into a new lease or other agreement then, notwithstanding any statutory provisions or legal presumption to the contrary, there shall be no tacit renewal of this Lease or the Term and the Tenant shall be deemed to be occupying the Premises as a tenant from month to month (with either party having the right to terminate such month to month tenancy at any time on not less than thirty (30) days’ written Notice, whether or not the date of termination is at the end of a rental period) at a monthly Base Rent payable in advance on the first day of each month equal to one hundred fifty percent (150%) of the monthly amount of Base Rent payable during the last month of the Term and otherwise upon the same terms, covenants and conditions as in this Lease insofar as these are applicable to a monthly tenancy and, for greater certainty, including liability for all Additional Rent. If the Tenant remains in possession of the Premises after the end of the Term or any extension terms(s) without the written consent of the Landlord, Tenant shall be a tenant at sufferance. In such event, Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 200% of the greater of the monthly amount of Base Rent payable during the last month of the Term and otherwise upon the same terms, covenants and conditions as in this Lease, including liability for all Additional Rent. In addition to the payment of the amounts provided above, if the Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of the Tenant’s holdover, the Tenant shall be liable to the Landlord for, and shall protect the Landlord from and indemnify and defend the Landlord against, all losses and damages, including any claims made by any succeeding tenant resulting from such failure to vacate, and any consequential damages that the Landlord suffers from the holdover.

16.5	Notices

Any notice, demand or request (“Notice”) required or permitted to be given under this Lease shall be in writing (unless otherwise expressly provided herein) and shall be deemed to have been duly given if (a) personally delivered, (b) delivered by nationally recognized overnight courier, or (c) sent by facsimile or electronic transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder, in the case of Notice to the Landlord, to it at the address set out in Section 1.1(a), and in the case of Notice to the Tenant, to it at the Premises.

Any such Notice given in accordance with the above requirements shall be deemed to have been given, if delivered, on the day on which it was delivered so long as such delivery was prior to 5:00 p.m. on a Business Day (and, if after 5:00 p.m. or if any such day is not a Business Day, then it shall be deemed to have been delivered on the next Business Day). Either party may from time to time by Notice change the address to which Notices to it are to be given. Notwithstanding the foregoing, during any interruption or threatened interruption in postal services, any Notice shall be personally delivered or delivered by courier. If a copy of any Notice to the Tenant is to be sent to a second address or to another Person other than the Tenant, the failure to give any such copy shall not vitiate the delivery of the Notice to the Tenant.

16.6	Intentionally Omitted.

16.7	Rules and Regulations

The Tenant shall comply and cause every Person over whom it has control to comply with the Rules and Regulations. The Landlord shall have the right from time to time to make reasonable amendments, deletions and additions to such Rules and Regulations and shall provide written Notice of same to the Tenant. If the Rules and Regulations conflict with any other provisions of this Lease, the other provisions of this Lease shall govern. The Landlord shall not be obligated to enforce the Rules and Regulations and shall not be responsible to the Tenant for failure of any Person to comply with the Rules and Regulations. The Rules and Regulations may differentiate between different types of tenants, different parts of the Premises or otherwise.

16.8	Attorneys’ Fees

In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

16.9	Force Majeure; Coronavirus

(a)

If the Landlord or the Tenant is, in good faith, prevented from doing anything required by this Lease because of Force Majeure, the doing of the thing is excused for the period of the Force Majeure and the party prevented will do what was prevented within the required period after the Force Majeure, but this does not excuse either party from payment of amounts they are required to pay at the times specified in this Lease. Either party shall also be excused from the performance of any term, covenant or act required hereunder if the performance of such item would be in conflict with any directive, policy or request of any governmental or quasi‑governmental authority in respect of any energy, conservation, safety or security matter.

(b)

The parties hereby acknowledge that, as of the date of this Lease, the coronavirus outbreak, including, without limitation Covid-19 and any mutations thereof (the “Coronavirus Situation”) has caused various governmental entities at various levels (federal, state, county, city and local) to issue various laws, ordinances, regulations, orders and controls directly in response to the Coronavirus Situation (collectively and as hereinafter promulgated, the “Coronavirus Governmental Actions”), which have included, without limitation, orders that allow tenants to withhold or defer rent payments without late fees or interest (“Coronavirus Rent Deferrals”). Landlord and Tenant acknowledge that this Lease is being entered into while both parties have knowledge and awareness of the Coronavirus Situation and the ongoing Coronavirus Governmental Actions, and Tenant acknowledges and agrees that Landlord would not lease the Premises to Tenant without Tenant expressly waiving any current or future rights to Coronavirus Rent Deferrals and all other rights now or in the future to withhold any payments to Landlord arising in any way from the Coronavirus Governmental Actions. Therefore, in consideration of the foregoing and Landlord’s willingness to enter into this Lease, to the maximum extent allowed by Applicable Law, Tenant hereby expressly and irrevocably waives any and all current or future rights to Coronavirus Rent Deferrals and all other rights now or in the future to withhold any payments of Rent to Landlord arising in any way from the Coronavirus Governmental Actions. Tenant acknowledges and agrees that, Landlord is under no obligation to provide notice of any incidents of coronavirus infections within the Premises, and the presence of coronavirus infected individuals within the Premises is not an excuse or basis for not making payments to Landlord otherwise due under this Lease, including, without limitation, Rent and Additional Rent.

16.10	Acceptance of Lease

The Tenant accepts this Lease of the Premises to be held by it as Tenant, subject to the provisions set out in this Lease.

16.11	Limited Recourse

Except as otherwise expressly provided in this Lease, the recourse of the Tenant against the Landlord shall be limited to the Landlord’s interest in the Premises. The Tenant shall have no recourse to any other assets of the Landlord. If the Landlord consists of more than one Person, the liability of each such Person shall be several and be limited to its percentage interest in the Premises.

16.12	Counterparts

This Lease may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Lease may be executed in counterparts, but shall become effective only after each party has executed a counterpart hereof; all said counterparts, when taken together, shall constitute the entire single agreement between the parties. This Lease may be executed by a party’s signature transmitted by facsimile (“fax”) or email or by a party’s electronic signature, and copies of this Lease executed and delivered by means of faxed or emailed copies of signatures or originals of this Lease executed by electronic signature shall have the same force and effect as copies hereof executed and delivered with original wet signatures. All parties hereto may rely upon faxed, emailed or electronic signatures as if such signatures were original wet signatures.

16.13	No Representation

No agreement, representations, warranties or conditions relating to the Premises or the contents of this Lease have been made except as are expressly set out herein. It is understood and agreed that there have been no representations made as to whether or not the Tenant’s proposed use of the Premises is in compliance with the by-laws and regulations governing the Premises. It is the Tenant’s obligation to satisfy itself that its use is in compliance with the said by-laws and regulations. The Tenant acknowledges that no indemnities of the Landlord in favor of the Tenant have been given under this Lease.

16.14	Interpretation

This Lease has been negotiated and approved by the Landlord and the Tenant and, notwithstanding any rule or maxim of law or construction to the contrary, any ambiguity or uncertainty will not be construed against either Landlord or Tenant by reason of the authorship of any of the provisions contained in this Lease.

16.15	Confidentiality

The Tenant shall keep confidential all financial information in respect of this Lease, provided that it may disclose such information to its auditor, consultants and professional advisors so long as they have first agreed to respect such confidentiality.

16.16	Power, Capacity and Authority

The Landlord and the Tenant covenant, represent and warrant to each other that they have the power, capacity and authority to enter into this Lease and to perform its obligations hereunder and that there are no covenants, restrictions or commitments given by it which would prevent or inhibit it from entering into this Lease.

16.17	Brokerage Fees

Landlord and Tenant each represents and warrants to each other that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation. Landlord and Tenant shall each indemnify, defend and hold each other harmless from any cost, expense, or liability, (including, without limitation, costs of suits and reasonable attorneys’ fees) for any compensation, commission, or fees claimed by any other real estate broker or agent in connection with this Lease (including but not limited to any expansions of the Premises and renewals) or its negotiation as a result of the actions of the indemnifying party.

16.18	OFAC

(a)

Tenant is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended. Neither Tenant nor, to Tenant’s actual knowledge, any Person (defined below) who owns a direct or indirect interest in Tenant (collectively, a “Tenant Related Party”) is now nor shall be at any time during the term of this Lease a Person with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Lease, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC) or otherwise.

(b)

Neither Tenant nor, to Tenant’s knowledge, any Tenant Related Party, (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering or any violation of any Anti-Money Laundering Laws or any violation of any Anti-Corruption Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws or under any Anti-Corruption Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws or any Anti-Corruption Laws.

(c)

For purposes of this Lease, the following terms shall have the following meanings: Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transaction; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations.  Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56, the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., the Money Laundering Control Act of 1986 and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Section 1956 and 1957. “Anti-Corruption Laws” shall mean any anti-corruption laws of any applicable jurisdiction including the U.S. Foreign Corrupt Practices Act, 15 U.S.C. Section 78dd-1, et seq.

(d)

Tenant shall deliver to Landlord within five (5) Business Days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with Sections 16.18(a) and 16.18(b) hereof. If at any time the representations set forth in either Section 16.18(a) and 16.18(b) hereof become false, Tenant shall be deemed to be in default of this Lease and Landlord shall have the right to exercise all of the remedies set forth in this Lease in the event of a Tenant default or to terminate this Lease immediately and collect damages as a result of such Tenant default.

(e)

Anything in this Lease or otherwise to the contrary notwithstanding, Tenant hereby agrees to defend, indemnify, and hold harmless Landlord, it officers, members, managers, partners, directors, agents, employees and counsel from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorneys’ fees and costs) arising from or related to any breach of the representations, warranties and covenants set forth in Sections 16.18(a) and 16.18(b) of this Lease. The indemnity obligations of Tenant under this Section 16.18(e) shall survive the termination or expiration of this Lease.

16.19	Waiver of Trial by Jury

TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE, OR THE TRANSACTIONS OR MATTERS RELATED HERETO OR CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF the parties hereto have executed this Lease.

LANDLORD: AQUA METALS RENO INC.

By:	/s/ Stephen Cotton
Name: Stephen Cotton Title: President and CEO

TENANT: LINICO CORPORATION

By:	/s/ Michael Vogel
Name: Michael Vogel Title: CEO

RIDER NO. 1

ADDITIONAL PROVISIONS

THIS RIDER NO. 1 TO LEASE (this “Rider 1”) is attached to and made a part of that certain Industrial Lease dated as of February 15, 2021 (the “Lease”), by and between Aqua Metals Reno Inc., a Delaware corporation, (the “Landlord”), and Linico Corporation, a Nevada corporation (the “Tenant”), for the Premises described in the Lease. All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Lease.

1.1    Purchase Option.

Subject to the terms and conditions provided in Section 1.1, and provided that (i) no Event of Default has occurred and is continuing, (ii) no event exists at the time Tenant sends the Purchase Option Notice (as hereinafter defined), or arises subsequent thereto, which event by notice and/or the passage of time would constitute an Event of Default if not cured within the applicable cure period, and (iii) no Event of Default exists as of the Closing Date (as hereinafter defined), Tenant shall have the right to purchase (the “Purchase Option”) the Premises for the Purchase Price (as hereinafter defined) at any time during the Term of the Lease.

1.2    Notice of Exercise.

Tenant shall exercise the Purchase Option only by delivering irrevocable written notice (the “Purchase Option Notice”) thereof to Landlord on or before the Expiration Date (such notice date being the “Purchase Option Notice Date”).  In the event Tenant does not timely exercise the Purchase Option by the Purchase Option Notice Date (time being of the essence), then Tenant shall be deemed to have waived and relinquished the Purchase Option and the Purchase Option shall terminate and be of no further force or effect. The closing date (“Closing Date”) for the purchase of the Premises pursuant to the Purchase Option shall occur no later than thirty (30) days following the delivery of the Purchase Option Notice.

(a)    Determination of Purchase Price. As used herein, the “Purchase Price” shall mean as follows: (i) if the Closing Date under the Purchase Option occurs on or prior to October 1, 2022, then the Purchase Price shall be $14,250,000.00, or (ii) if the Closing Date under the Purchase Option occurs after October 1, 2022, then the Purchase Price shall be $15,250,000.00.

(b)    Deposit. Tenant covenants and agrees that on or before October 15, 2021, Tenant shall make a nonrefundable earnest money deposit of $1,250,000, in cash or other immediately available funds (the “Initial Deposit”), to Landlord, which deposit shall be applied toward the Purchase Price of the Premises on the Closing Date. On or prior to November 1, 2022, Tenant shall make an additional nonrefundable earnest money deposit of $2,000,000, in cash or other immediately available funds (the “Additional Deposit” and together with the Initial Deposit, the “Deposit”) to Landlord, which deposit shall be applied toward the Purchase Price of the Premises on the Closing Date. The balance of the Purchase Price shall be due and payable on the Closing Date.

Tenant Name	Rider No.1	Page 1

(c)    Execution and Delivery of Purchase Agreement.  Within ten (10) days after the delivery of the Purchase Option Notice, the parties shall execute a purchase agreement (the “Purchase Agreement”), which shall provide, among other things (1) that the Premises shall be transferred on the Closing Date, in its “as-is” and “where-is” condition as of the date of the Closing Date, (2) Landlord shall make no representations, warranties or indemnities whatsoever regarding the Premises, including, without limitation, the structure or systems of the Premises or the environmental condition of the Premises, (3) that the purchase and sale of the Premises shall be subject to all restrictions, covenants, declarations, easements and other encumbrances of record as of the Commencement Date and to any encumbrances consented to, approved by or resulting from the acts or omissions of Tenant, including those encumbrances disclosed on Exhibit “E” attached hereto, provided however that Landlord shall cause to be released from the Premises on or prior to the Closing Date any mortgage, deed of trust, mechanic’s lien, or similar monetary lien that is created by Seller; (4) that Landlord and Tenant shall split equally all real property transfer taxes and escrow fees and other costs payable in connection with the sale shall be borne in accordance with custom in the State of Nevada, (5) that Landlord shall be responsible for paying the premium for a standard coverage owner’s title insurance policy obtained by Tenant, and if Tenant elects to obtain an extended coverage title insurance policy, Tenant shall pay the additional premium for such extended coverage policy, together with the cost of any survey and title endorsements; (6) that Landlord shall have no liability for any brokerage fees in connection with the sale, and (7) such other terms and conditions as are mutually acceptable to Landlord and Tenant.  Notwithstanding anything to the contrary contained herein, if Tenant exercises the Purchase Option and fails to execute the Purchase Agreement, or after execution of the Purchase Agreement, Tenant breaches any of the terms and conditions contained in Purchase Agreement, including without limitation, a failure to close under the Purchase Agreement, then the Purchase Option shall be void and of no further force and effect, such breach shall constitute an Event of Default under this Lease and Landlord shall be entitled to the Deposit and to exercise any rights and remedies afforded to it at law or in equity.

(d)    Financing. Tenant shall use best efforts to obtain adequate financing to consummate the transactions contemplated by the Purchase Option during the Term.

(e)    Termination of Lease; Assignment.  Except as expressly provided in the Lease, any termination, cancellation or surrender of this Lease shall terminate the Purchase Option whether or not the Purchase Option has been exercised.  During the period from and after the Purchase Option Notice Date and including the Closing Date, Tenant shall be deemed to be occupying the Premises as the Tenant under this Lease and not as a contract vendee, and the respective rights and obligations of Landlord and Tenant with respect to the use, operation and maintenance of the Premises shall be governed by the terms, covenants and conditions contained in the Lease. Tenant’s Purchase Option under this Section 1.1 is not assignable, and may be exercised only by Tenant, while still the tenant, and may not be exercised by any other transferee, assignee or subtenant of such original Tenant.

1.3    Representations and Warranties of Landlord. Landlord represents and warrants to Tenant as of the date hereof as follows:

(a)    Good Standing. Landlord is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to conduct the business in which it is now engaged, and is duly qualified and in good standing in all states where the ownership of its assets or the conduct of its business makes such qualification necessary.

(b)    Due Authorization. The execution, delivery and performance of this Lease and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate actions of Landlord, none of which actions have been modified or rescinded, and all of which actions are in full force and effect. This Lease constitutes a valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms.

(c)    No Violations or Defaults. The execution, delivery and performance of this Lease and its Purchase Option and the consummation by Landlord of the transactions contemplated hereby will not (a) violate any law or any order of any court or governmental authority with proper jurisdiction binding against Landlord or its assets; (b) result in a breach or default under any contract or other binding commitment of Landlord or any provision of the organizational documents of Landlord; or (c) require the consent of any third-party.

Tenant Name	Rider No.1	Page 2

(d)    Litigation. As of the date hereof, there are no actions, suits, arbitrations, governmental investigations or other proceedings pending or, to the actual knowledge of Landlord, threatened against Landlord or affecting the Premises before any court or governmental authority.

(e)    Municipal Assessment/Notices. Landlord has not received any written notice of, and to Landlord’s knowledge, there are no outstanding unpaid municipal assessment notices against the Premises.

(f)    Bankruptcy. Landlord is not insolvent within the meaning of Title 11 of the United States Code, as amended (the “Bankruptcy Code”), and has not ceased to pay its debts as they become due. Landlord has not filed or taken any action to file a voluntary petition, case or proceeding under any section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of its debts; and no such petition, case or proceeding has been filed against it which has not been dismissed, vacated or stayed on appeal; and it has not been adjudicated as a bankrupt or insolvent or consented to, nor filed an answer admitting or failing reasonably to contest an allegation of bankruptcy or insolvency. It has not sought, or consented to or acquiesced in, the appointment of any receiver, trustee, liquidator or other custodian of it or a material part of its assets, and has not made or taken any action to make a general assignment for the benefit of creditors or an arrangement, attachment or execution has been levied and no tax lien or other governmental or similar lien has been filed, against it or a material part of its properties, which has not been duly and fully discharged prior to the date hereof.

1.4    Representations and Warranties of Tenant. Tenant represents and warrants to Landlord as of the date hereof as follows:

(a)    Good Standing. Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is authorized to conduct the business in which it is now engaged, and is duly qualified and in good standing in all states where the ownership of its assets or the conduct of its business makes such qualification necessary.

(b)    Due Authorization. The execution, delivery and performance of this Lease and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate actions of Tenant, none of which actions have been modified or rescinded, and all of which actions are in full force and effect. This Lease constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms.

(c)    No Violations or Defaults. The execution, delivery and performance of this Lease and its Purchase Option and the consummation by Tenant of the transactions contemplated hereby will not (a) violate any law or any order of any court or governmental authority with proper jurisdiction binding against Tenant or its assets; (b) result in a breach or default under any contract or other binding commitment of Tenant or any provision of the organizational documents of Tenant; or (c) require the consent of any third-party.

(d)    Litigation. As of the date hereof, there are no actions, suits, arbitrations, governmental investigations or other proceedings pending or, to the actual knowledge of Tenant, threatened against Tenant which could materially affect Tenant’s ability to perform its obligations under this Lease and/or Rider 1.

Tenant Name	Rider No.1	Page 3

1.5    Assignment. Tenant shall have the right to assign its right to purchase the Premises pursuant to this Rider 1 to any entity which is wholly-owned or controlled by Tenant. If Tenant desires to assign its rights to a controlled entity pursuant to the preceding sentence of this Section 1.5, then at least ten (10) business days prior to the Closing Date (a) Tenant shall send Landlord written notice of such assignment, which notice shall include the legal name of the proposed assignee and any other information that Landlord may reasonably request, and (b) the assignee shall execute and deliver to Landlord an assignment and assumption of Tenant’s right to purchase the Premises pursuant to this Rider 1 in form and substance reasonably satisfactory to Landlord. In no event shall any such assignment release or discharge Tenant from any liability or obligation hereunder.

1.6    Comstock Cure Rights. Landlord may not terminate the Purchase Option or pursue any other remedy on account of a breach by Tenant of a condition, covenant or warranty referred to in this Agreement without first giving Comstock Mining Inc., a Nevada corporation, (“Comstock”), written notice of such breach and at least thirty (30) days within which to cure such breach on behalf of Tenant. The Landlord and Tenant agree that should Tenant elect not to exercise the Purchase Option or is unable to proceed closing under the Purchase Option (for failure to perform hereunder or otherwise), Comstock shall have the right, upon the provision of written notice of the same to Landlord from either Comstock or Tenant, to consummate the Purchase Option as purchaser in lieu of Tenant on otherwise the same terms and conditions as set forth herein.

Tenant Name	Rider No.1	Page 4

EXHIBIT “A”

PLAN OF PREMISES

(to be inserted)

Tenant Name	Exhibit "A"	Page 1

EXHIBIT “B”

DESCRIPTION OF EXCLUDED PROPERTY

1.	Waste water and chiller rooms within the plant floor of the Building, as determined by Tenant and reasonably acceptable to Landlord (“Excluded Plant Area”).

2.	One (1) office within the Building, as determined by Tenant and reasonably acceptable to Landlord (“Excluded Office”).

3.	In addition to any areas required by Landlord to perform its obligations under the Professional Services Agreement.

4.

Equipment Name	Description
Wastequip Vertical Baler 6030 LB10857	Vertical Cardboard Baler 480V 10HP
Wastequip Vertical Baler 6030 LB10829	Vertical Cardboard Baler 480V 10HP
Carrier 30XA-282 Chiller S/N 1919Q96696	200-ton Air Cooled Chillers
Carrier 30XA-282 Chiller S/N 2419Q96756	200-ton Air Cooled Chillers
Alfa Laval P1-305 Decanter Centrifuge	Stainless Steel Centrifuge w/A.B Control Cabinet
Alfa Laval ALDEC 105 Decanter Centrifuge	Stainless Steel Centrifuge w/A.B Control Cabinet
Feldmeier 12K Tank S/N 17N0495	12,000 Gallon Stainless Steel Tank w/Agitator
Feldmeier 12K Tank S/N 17N0496	12,000 Gallon Stainless Steel Tank w/Agitator
FL Smidth Shriver Membrane Filter Press	100 cu. ft. Membrane Filter Press (Unit Only)
Telstar Allen Bradley PLC	A.B. based Control Cabinet w/ remote HMI
Wirtz 36.75 ft Conveyor	Belt Conveyor with
Veolia Evaled Evaporator S/N 64331606	Veolia RV F 60 MVR Forced Circulation Evaporator
Veolia Evaled Evaporator S/N 64341606	Veolia RV F 60 MVR Forced Circulation Evaporator
Telstar PLC Control Cabinet for Evaps and Centrifuge	A.B. based PLC for Water Recovery (For both Evaps and centrifuge)
Water Recovery Product Feed Tank	6,000 Gallon 316L Waukesha Cherry-Brussel Tank
Water Recovery Stainless Steel Distillate Tank	4,000 Gallon Stainless Steel Tank
Water Recovery Fiberglass Distillate Tank S/N NTP190229	10,569 Gallon Fiberglass Tank, dome top, flat bottom, additional flanges
Water Recovery Fiberglass Distillate Tank S/N NTP190230	10,569 Gallon Fiberglass Tank, dome top, flat bottom, additional flanges

Tenant Name
Exhibit "B"

Water Recovery Fiberglass Distillate Tank S/N NTP190231	10,569 Gallon Fiberglass Tank, dome top, flat bottom, additional flanges
Calciner/Kiln w/stainless steel Upgrade	Electric Heated Rotary Calciner/Kiln
Product Feed System w/ Lump Breaker, conveyor, airlock	Wirtz Product Feed System w/ Lump Breaker, conveyor, airlock
Product Discharge Assembly	Ball Engineering
Product Discharge Screw Conveyor	12" D screw convyor 14' 8 11/16" Thomas Conveyor
Product Discharge Screw Conveyor	12" D screw convyor 7' 6 1/2" Thomas Conveyor
Goulds Centrifigal Pump X2 Pumps	CV 3196 Size 4"X6"
Goulds Centrifigal Pump	CV 3196 Size 2"X2" CD4 Materail
Goulds Centrifigal Pump	CV 3196 Size 2"X2" CD4 Materail
Goulds Centrifigal Pump	CV 3196 Size 2"X2" CD4 SB Materail
Breaking and Seperation System	15MT/hour 304 Stainless Steel w/ wet scrubber option
Paste Desulfurization System	Tanks, pumps, w/ filter press
Lead Refining System	Gas Fired Kettles, pumps, agitators
Forklift #1 Doosan Electric BC25S-5 S/N FBAOH-1350-01085	Electrical Forklift
Forklift #2 Doosan Electric BC25S-5 S/N FBAOH-1350-0187	New computer installed, estimated 2,000 hours on original
Forklift #3 Doosan Electric BC25S-5 S/N FBAOH-1350-10008	Electrical Forklift
Forklift #4 Doosan Propane G25G S/N FGAOX-2320-10972	Propane Forklift wi/ Rotating Forks
Forklift #5 Doosan Propane GC40S-5 S/N FGBOB-2560180	Propane Forklift
Arc Spark	PB Arc Spark
2 IPC machines
Digestion tanks
Servers
Dell PowerEdge R220 (x2)
HP ProLiant DL380 Gen10
Network Attached Storage (NAS) systems
Synology DS1515+ (with DX513 expansion)
Synology DS1515+
Synology DS1517+ (with DX513 expansion)
Synology DS1817
YeaLink Teams for conference room system
All desktop and/or laptop PC’s
All computer monitors
All printers
All scanners
All desk phones
All iPad tablets/Apple or Android smart phones/mobile devices
FloWater water filtration system
Dyson air filtration systems
TV’s

Tenant Name
Exhibit "B"

EXHIBIT “C”

RULES AND REGULATIONS

1.

The sidewalks, driveways, parking areas, entry passages, fire escapes and stairways, if any, shall not be obstructed or used for any purpose other than ingress and egress to and from the Premises. No vehicle shall be repaired in, on or about the Premises.

2.

The Tenant shall not do or permit anything to be done or bring or keep anything therein which will in any way increase the risk of fire or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department or the Board of Health.

3.

No transmitting device shall be permitted on the Premises or an aerial erected on the exterior of the Premises, nor the use of travelling or flashing lights, signs or television or other audio-visual or mechanical devices that can be seen outside of the Premises, or loudspeakers, television, phonographs, radios or other audio-visual or mechanical devices that can be heard outside of the Premises.

4.	No one shall use the Premises or any part thereof for sleeping apartments or residential purposes or for the storage of personal effects or articles other than those required for business purposes.

5.	No flammable oils or other flammable, dangerous or explosive materials shall be kept or permitted to be kept in the Premises, except as expressly permitted under the Lease.

6.	The Tenant shall give the Landlord prompt written Notice of any accident to or any defect in the plumbing, climate control, mechanical or electrical apparatus or any other part of the Premises.

7.	The Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Premises except as expressly permitted under the Lease.

8.	The Tenant agrees to surrender to the Landlord on the termination of this Lease all keys to the said premises.

9.

No safes, machinery, equipment heavy merchandise or anything liable to injure or destroy any part of the Premises shall be taken into the Premises except as expressly permitted under the Lease. The Tenant shall not load any floor beyond its reasonable weight carrying capacity as set forth in the municipal or other codes applicable to the Premises. No heavy equipment of any kind shall be moved within the Premises without skids being placed under the same.

10.

Nothing shall be placed on the outside of windows or projections of the premises. No air-conditioning equipment shall be placed at the windows of the premises without the consent in writing of the Landlord.

11.	The Tenant shall not be permitted to do cooking or to operate cooking apparatus except in a portion of the Premises rented for that purpose.

12.	If required by the Landlord, the Tenant shall arrange and pay for pest control.

13.

There shall be no vaping, smoking cigarettes, cigars, pipes, or any other tobacco products in the Premises, save and except for any outside area which may be designated for that purpose, unless prohibited by any applicable law or authority having jurisdiction.

14.	The Tenant will comply with the Landlord’s COVID policies and regulations.

Tenant Name	Exhibit "C"	Page 1

EXHIBIT “D”

MEMORANDUM OF PURCHASE OPTION

Tenant Name	Exhibit "D"	Page 1

EXHIBIT “E”

PERMITTED EXCEPTIONS

Tenant Name	Exhibit "E"	Page 1